SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Rockville Financial, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P.O. Box 660, Rockville, CT 06066

April 4, 2012

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Rockville Financial, Inc. (the “Company”). The meeting will be held at Maneeley’s Banquet Facility, 65 Rye Street, South Windsor, Connecticut on Thursday, May 17, 2012 at 10:00 a.m.

At the Annual Meeting you will be asked to: (1) elect one Director; (2) approve the Rockville Financial, Inc. 2012 Stock Incentive Plan; (3) ratify the appointment of Wolf & Company, P.C. as our independent auditors for the current year; and (4) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors unanimously recommends that you vote FOR the election of the Board’s nominee for election as Director; FOR the Rockville Financial, Inc. 2012 Stock Incentive Plan; and FOR the ratification of Wolf & Company, P.C. as our independent auditors. We encourage you to read the accompanying Proxy Statement, which provides information regarding Rockville Financial, Inc. and the matters to be voted on at the Annual Meeting. We have also enclosed a copy of our 2011 Annual Report to Shareholders, which includes its Annual Report to the SEC on Form 10-K for the year ended December 31, 2011.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously voted.

We look forward to seeing you at the meeting.

Sincerely,

William H. W. Crawford, IV
President and Chief Executive Officer

ROCKVILLE FINANCIAL, INC.

25 Park Street, Rockville, CT 06066

860-291-3600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 17, 2012

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of Rockville Financial, Inc. (the “Company” or “Rockville”), the holding company for Rockville Bank (the “Bank”) will be held on Thursday, May 17, 2012, at 10:00 a.m., at Maneeley’s Banquet Facility, 65 Rye Street, South Windsor, Connecticut 06074 for the following purposes:

1.	To elect one (1) Director of the Company.

2.	To approve the Rockville Financial, Inc. 2012 Stock Incentive Plan.

3.	To ratify the appointment of Wolf & Company, P.C. as independent auditors of the Company for the year ending December 31, 2012.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.

Pursuant to the Company’s bylaws, the Board of Directors of the Company has fixed the close of business on March 23, 2012, as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

By Order of the Board of Directors

Judy Keppner Clark
Secretary

Rockville, Connecticut

April 4, 2012

ROCKVILLE FINANCIAL, INC.

25 Park Street, Rockville, CT 06066

860-291-3600

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Rockville Financial, Inc. (the “Company” or “Rockville”), the holding company for Rockville Bank (the “Bank”), to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) which will be held at Maneeley’s Banquet Facility, 65 Rye Street, South Windsor, Connecticut on Thursday, May 17, 2012 at 10:00 a.m., and at any adjournment thereof. This Proxy Statement is expected to be first mailed to shareholders on or about April 4, 2012.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

The Annual Meeting has been called for the following purposes: (1) to elect one Director of the Company; (2) to approve the Rockville Financial, Inc. 2012 Stock Incentive Plan; (3) to ratify the appointment of Wolf & Company, P.C. as our independent auditors for the year ended December 31, 2012; and (4) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

If you vote using the enclosed form of proxy, your shares will be voted in accordance with the instructions indicated. Executed but unmarked proxies will be voted FOR the election of the Board’s nominee as Director; FOR the Rockville Financial, Inc. 2012 Stock Incentive Plan; and FOR the ratification of the appointment of Rockville’s independent auditors. Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors.

SOLICITATION OF PROXIES

All costs of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, Directors, officers and other employees of the Company or the Bank may solicit proxies personally, by telephone or other means without additional compensation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the common stock. The Company has also retained Morrow & Co., LLC, a proxy soliciting firm, to assist in the solicitation of proxies at a fee of $7,000, plus reimbursement of certain out-of-pocket expenses.

REVOCATION OF PROXIES

Shareholders who execute proxies retain the right to revoke them. A shareholder giving a proxy may revoke it at any time prior to its exercise by (i) filing with the Secretary of the Company written notice of revocation, (ii) submitting a duly-executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. Unless so revoked, the shares represented by the proxies will be voted according to the shareholder’s instructions on the proxy or, if no instructions are given, in favor of the Proposals described in this Proxy Statement. In addition, shares represented by proxies will be voted as directed by the Board of Directors with respect to any other matters that may properly come before the Annual Meeting or any adjournment. Proxies solicited by this Proxy Statement may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

WHO CAN VOTE

Only shareholders of record as of the close of business on March 23, 2012, are entitled to vote at the Annual Meeting. As of March 13, 2012, there were approximately 29,512,265 shares of common stock, no par value, (the “Common Stock”) issued and outstanding. The Company has no other class of securities outstanding at this time. Each share of Common Stock is entitled to one vote except as described below. All votes, whether voted in person or by proxy, will be tabulated by the Company’s Inspector of Elections appointed for the Annual Meeting by the Board of Directors. Abstentions and broker non-votes are counted for purposes of establishing a quorum. Pursuant to the Company’s Certificate of Incorporation, shareholders are not entitled to cumulate their votes for the election of Directors. The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting (after subtracting any shares in excess of the Limit described below) is necessary to constitute a quorum.

As provided in the Company’s Certificate of Incorporation, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the “Limit”) are not entitled to vote with respect to shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors to (i) make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

VOTING PROCEDURES

There is no cumulative voting for the election of Directors, and they are elected by a plurality of the vote. At the Annual Meeting, one Director has been nominated and one will be elected for a term of four years. A proxy cannot be voted for more than one nominee. Approval of the Rockville Financial, Inc. 2012 Stock Incentive Plan and ratification of the appointment of the independent auditors each require the affirmative vote of a majority of the votes cast at the Annual Meeting. An abstention by a shareholder present or represented at the Annual Meeting will have the same effect as a vote against the proposal to approve the Rockville Financial, Inc. 2012 Stock Incentive Plan and to ratify the appointment of the independent auditors. Broker non-votes, however, are not counted as present and entitled to vote on the proposals, and have no effect on that vote. The election of directors and approval of the Rockville Financial, Inc. 2012 Stock Incentive Plan are considered “non-routine” matters. Therefore, if you do not provide your broker or nominee with voting instructions with regard to those matters, your broker or nominee will not be able to vote your shares on either vote. If you prefer, you may vote by using the telephone or Internet. For information on submitting your proxy or voting by telephone or Internet, please refer to the instructions on the enclosed proxy.

Executed but unmarked proxies will be voted FOR all proposals.

Except for procedural matters incident to the conduct of the Annual Meeting, the Company does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters as determined by a majority of the Board of Directors.

Enclosed with this Proxy Statement is the Company’s Annual Report to Shareholders for the year ended December 31, 2011, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

CORPORATE GOVERNANCE

General

The Company was formed on September 13, 2010 as a state-chartered, stock holding company in anticipation of the second step conversion of its predecessor mutual holding company, Rockville Financial, MHC, Inc. Fifty-five percent of the Company’s common stock was owned by Rockville Financial MHC, Inc., a state- chartered mutual holding company and the Company held all of the common stock of Rockville Bank (the “Bank”).

On March 3, 2011 the Company completed a plan of conversion and reorganization (the “Conversion”) whereby Rockville Financial MHC, Inc. converted from a partially public mutual holding company structure to a fully public stock holding company structure. At that time, Rockville Financial MHC, Inc. ceased to exist and Rockville Bank became a wholly-owned subsidiary of Rockville Financial, Inc. References in this proxy statement to the Company prior to the date of the Conversion refer to the old Rockville Financial, Inc. and the financial information in the accompanying Annual Report to Shareholders for the fiscal year ended December 31, 2010 is for the old Rockville Financial, Inc.

The business and affairs of the Company are managed by or under the direction of its Board of Directors. Members of the Board of Directors inform themselves of the Company’s business through discussions with its President and Chief Executive Officer and with other key members of management, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its committees.

Risk Oversight

The Board of Directors (the “Board”) has the primary responsibility for general risk oversight of the Company with the Audit Committee responsible for monitoring financial risk. The Board and Audit Committee periodically review Management’s implementation of a comprehensive Risk Management Program to identify, assess, mitigate, monitor, and most importantly communicate risk profiles inherent within the organization. Management assumes the responsibility for identifying and assessing various risks for the Board and Audit Committee to ensure both proper mitigation and remediation plans are in place as well as compliance with all regulatory guidelines. In support of these requirements, in mid-year 2011, a newly created division was approved by the Board and promptly staffed with experienced individuals, each with decades of experience. Specifically, a Chief Risk Officer (“CRO”) was hired as a direct report to the President and Chief Executive Officer as well as a dedicated Information Security Officer, Internal Audit Manager, and BSA/AML Officer reporting to the CRO. Numerous initiatives were developed and implemented throughout the remainder of the year to continue to provide the Board and Audit Committee the best possible information in a timely manner to ensure that risk is mitigated throughout the organization. The Board’s oversight is also augmented by the formation of the Risk Management Committee in 2009, which is now chaired by the CRO as well as a slate of voting members comprised of Risk Division officers, IT officers, and most members of Executive Management. Included as well is one outside Director who not only is a voting member, but provides a monthly report to the Board at its next regularly scheduled meeting.

As a regulated financial institution, Rockville Bank is examined on a federal and state mandated schedule, by the respective banking authorities. The results of these examinations are presented to the full Board promptly and fully, along with Management’s formal response as prepared for and forwarded to the respective federal or state agencies. Any findings and recommendations contained in the reports of examination, as well as Internal Audit reports, are promptly implemented for corrective action and formally tracked through a committee process including communications to the Audit Committee and Board of Directors. These formalized processes provide a consistent, very detailed and “strong” review of any areas of concern and serve as additional risk management oversight. Risk management is also incorporated into the Compensation Committee process in the form of a risk assessment as prepared and presented jointly by the CRO and the Executive Vice President, Human Capital.

Independence of Board of Directors and Members of Its Committees

It is the policy of the Company’s Board of Directors that a majority of its Directors be independent of the Company and its subsidiaries within the meaning of applicable laws and regulations and the listing standards of the NASDAQ Global Select Stock Market. The Governance Committee reviews the independence of Board members on an ongoing basis and, at least once a year, makes a determination of each director’s independence against the independence criteria and delivers a report to the Board.

Since the Company’s formation in 2004 and full conversion in 2011 and for many years prior thereto as a mutual savings bank, Rockville’s Board of Directors has been chaired by an independent member of the Board. That leadership structure reflects the Board’s philosophy that its responsibility to oversee the Company is most appropriately served by having a Board Chairman who is independent. The Chairman of the Board works with the President and Chief Executive Officer on Board procedures so as to maintain objectivity while at the same time taking advantage of the banking experience and insight of management in order to make effective use of the Board for the Company’s benefit. While the Board believes it important to retain the flexibility to allocate the responsibilities of the offices of Chairman of the Board and Chief Executive Officer in any manner that it determines from time to time to be in the best interests of the Company, it has no plans to alter its current philosophy of separation.

The Company’s Board of Directors has affirmatively determined that the Director nominated for election at the annual meeting and all Directors of the Company whose terms continue are independent, with the exception of William H. W. Crawford, IV, the Company’s President and Chief Executive Officer, William J. McGurk, the Company’s President and Chief Executive Officer until his retirement effective April 26, 2011, and Joseph F. Jeamel, Jr., the Company’s Executive Vice President until his retirement effective June 30, 2010. The Company’s Board of Directors has also affirmatively determined the Board’s Audit Committee is comprised entirely of independent Directors within the meaning of applicable laws and regulations, the listing standards of the NASDAQ Global Select Stock Market and the Company’s corporate guidelines as set forth in the Company’s Audit Committee Charter. The Audit Committee Charter can be found on the Company’s website under the link entitled “Governance Documents” at www.rockvillebank.com/about us. This document also can be requested in print by writing to Marliese L. Shaw, Investor Relations, Rockville Financial, Inc., 25 Park Street, Rockville, CT 06066. Ms. Shaw can be reached by e-mail at: mshaw@rockvillebank.com. In addition, the Company’s Board of Directors has affirmatively determined that the Board’s Compensation and Governance Committees are comprised entirely of independent Directors within the meaning of applicable laws and regulations, and the listing standards of the NASDAQ Global Select Stock Market.

Independence Standards

As described above, the Company’s Board of Directors examines the independence of its members annually. In order for a Director to be considered independent, the Board must determine that the Director has no material relationship with the Company or its affiliates, either directly or as a partner, shareholder or officer of an organization that has such a material relationship. At a minimum, a Director will not be considered independent if, among other things, the Director:

1.	Has been employed by the Bank or its affiliates in the current year or past three years.

2.	Accepts directly or indirectly any consulting, advisory or other compensatory fee from the Bank or any affilitate thereof, other than in his or her capacity as a member of the Audit Committee, the Board, or any other Board committee and other than fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Bank, provided such compensation is not contingent in any way on continued service.

3.	Has accepted, or has an immediate family member who has accepted, any payments from the Bank or its affiliates in excess of $120,000 during the current or any of the three previous fiscal years (except for board services, retirement plan benefits, non-discretionary compensation or loans made by the Bank in accordance with applicable banking regulations).

4.	Has an immediate family member who is, or has been in the past three years, employed by the Bank or its affiliates as an executive officer.

5.	Has been or has an immediate family member who has been, a partner in, a controlling shareholder or an executive officer of any “for profit” business to which the Bank made or from which it received, payments (other than those which arise solely from investments in the Company’s securities) that exceed five percent of the entity’s or the Bank’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.

6.	Has been or has an immediate family member who has been employed as an executive of another entity where any of the Bank’s executives serve or have served during the past three years on that entity’s compensation committee.

7.	Has been or has an immediate family member who has been a current partner of the Bank’s outside auditor, or was a partner or an employee of the Bank’s outside auditor, who worked on the Bank’s audit at any time during any of the past three years.

Board Meetings and Committees

The business of the Company’s and the Bank’s Boards of Directors is conducted through monthly meetings and activities of the Boards and their committees. The Board of Directors of the Bank consists of those persons who serve as Directors of the Company. Additionally, members of the Company’s committees serve on the identical committees of the Bank. During 2011, the Board of Directors held twelve regular meetings and four special meetings. No Director attended fewer than 75% of the aggregate of the Bank’s and the Company’s Board and committee meetings in 2011, of which he or she was a member, during the period he or she was a Director and a committee member.

Director Attendance at Annual Meetings of Shareholders

It is the Company’s policy to encourage the attendance of each member of the Board of Directors at the Company’s Annual Meeting of Shareholders. The Company expects all of its Directors to attend the Annual Meeting. Last year, all of the Directors attended the 2011 Annual Meeting.

Committees of the Board of Directors

The Company’s Board of Directors has six committees: the Audit Committee (as described below), the Compensation Committee (as described below), the Governance Committee (as described below), the Asset/Liability Committee, the Executive Committee and the Lending Committee. Each of the above committees is a joint committee of the Company and the Bank. The Board of Directors may, by resolution, designate one or more additional committees.

The Audit Committee, consisting of Directors Stuart E. Magdefrau, Chairman, Thomas S. Mason, Vice Chairman, David A. Engelson, and Raymond H. Lefurge, Jr., meets periodically with the Company’s independent registered public accounting firm and management to review accounting, auditing, internal audit, compliance and financial reporting matters. This committee met nine (9) times during the year ended December 31, 2011. Each member of the Audit Committee is independent in accordance with the listing standards of the NASDAQ Global Select Stock Market and the Securities and Exchange Commission’s (“SEC”) Audit Committee independence standards. The Board of Directors has determined that Mr. Lefurge and Mr. Magdefrau are audit committee financial experts under the rules of the SEC. The Audit Committee acts under a written charter adopted by the Board of Directors. The Audit Committee Charter can be found on the Company’s website under the link entitled “Governance Documents” at www.rockvillebank.com/about us. This document also can be requested in print by writing to Marliese L. Shaw, Investor Relations, Rockville Financial, Inc., 25 Park Street, Rockville, CT 06066. Ms. Shaw can be reached by e-mail at: mshaw@rockvillebank.com. All of the members of the Audit Committee have a basic understanding of finance and accounting and are able to read and understand fundamental financial statements.

The Compensation Committee currently consists of Directors Kristen A. Johnson, Chairman, David A. Engelson, Vice Chairman, C. Perry Chilberg, Raymond H. Lefurge, Jr. and Rosemarie Novello Papa. This committee met fifteen (15) times during the year ended December 31, 2011. The Compensation Committee acts under a written charter adopted by the Board of Directors. The Compensation Committee Charter can be found on the Company’s website under the link entitled “Governance Documents” at www.rockvillebank.com/about us. This document also can be requested in print by writing to Marliese L. Shaw, Investor Relations, Rockville Financial, Inc., 25 Park Street, Rockville, CT 06066. Ms. Shaw can be reached by e-mail at: mshaw@rockvillebank.com.

Compensation Committee Interlocks and Insider Participation

Each member of the Compensation Committee is independent in accordance with the listing standards of the NASDAQ Global Select Stock Market. There were no Compensation Committee “interlocks” during 2011, which generally means that no executive officer of the Company served as a member of the compensation committee or board of directors of another non-tax-exempt company, an executive officer of which serves on the Company’s Compensation Committee.

The Governance Committee and Selection of Nominees for the Board

The Company has adopted a Governance Committee Charter. The Governance Committee Charter can be found on the Company’s website under the link entitled “Governance Documents” at www.rockvillebank.com/about us. This document also can be requested in print by writing to Marliese L. Shaw,

Investor Relations, Rockville Financial, Inc., 25 Park Street, Rockville, CT 06066. Ms. Shaw can be reached by e-mail at: mshaw@rockvillebank.com. This Charter sets forth the procedure for selecting (i) Director nominees for election and/or re-election to the Board of Directors at the annual meeting of shareholders, (ii) candidates to fill vacancies on the Board in between annual meetings of shareholders, and (iii) Board members for membership on Board committees. The current members of the Governance Committee are Raymond H. Lefurge, Jr., Chairman, Michael A. Bars, Vice Chairman, C. Perry Chilberg, Kristen A. Johnson, and Stuart E. Magdefrau. This committee met nine (9) times during the year ended December 31, 2011.

The Governance Committee is responsible for recommending current Directors for re-nomination and for identifying and recruiting Director candidates as needed. Director candidates are recommended based upon their character and track record of accomplishments in leadership roles as well as their professional and corporate experience, skills and expertise; and more specifically based upon their observance of the highest standards of business and personal ethics and integrity, their active support of community activities in our market area, and their willingness to participate in appropriate business development efforts and Bank outreach events. Current Directors whose terms are expiring and those persons nominated by shareholders, if any, are reviewed under similar considerations, and also based on contribution, change of status and commitment to the Company. The Governance Committee seeks to align Board composition with Rockville Bank’s strategic direction so that the Board’s members bring skills, experience and background that are relevant to the key strategic and operational issues that they will review, oversee and approve. Because being the best community bank in our market is a cornerstone of Rockville Bank’s strategic direction, community outreach and community leadership are important considerations in reviewing and selecting director candidates. Because the Company is a financial institution, familiarity with financial matters and business acumen are other important considerations. The Governance Committee and the other members of the Board view the Company’s Board of Directors as a deliberative body and seek members who are willing to learn from each other and deliberate issues as they arise.

The Company does not have a diversity policy relating to Board membership, nor has it articulated a specific definition of diversity in this context.

The Governance Committee makes its recommendations to the independent members of the Company’s Board of Directors. The independent members of the Board of Directors, by majority vote, recommend Director nominees to the full Board for election and/or re-election to the Board at the annual meeting of shareholders and, if necessary, candidates to fill vacancies on the Board in between annual meetings of the shareholders. In making such recommendations, the independent Directors consider the recommendations of the Governance Committee but may recommend Director nominees not recommended or considered by the Governance Committee. The Board of Directors then recommends to the shareholders Director nominees for election and/or re-election to the Board at the annual meeting of shareholders.

The nominee for election as a Director at the annual meeting described below under “Election of Directors (Proposal 1)” was recommended to the independent members of the Board by the Governance Committee in accordance with the procedures set forth above. As previously indicated, two current Directors whose terms expire at this meeting, Messrs. Mason and Olsen, have reached the mandatory retirement age. Ms. Guenard, another current Director, asked not to be considered for re-nomination. In determining to recommend re-election of Mr. Bars, the Governance Committee and the independent members of the Board reviewed his specific credentials, and the general skill set and experience of the Board. Although the Governance Committee may choose to recommend an increase in Board size in the future, it also determined that the eleven remaining Directors, including Mr. Bars, collectively have the requisite skill sets and experience to enable the Board to operate effectively. Although the Governance Committee and Board considered all aspects of Mr. Bars’ credentials and experience, the following attributes were influential in its determination:

Mr. Bars is a partner with one of the largest law firms headquartered in the community and has served on the boards of directors of numerous community organizations. His legal and community service experience are valuable to the Board’s overall capabilities.

The ten remaining members of the Company’s Board are currently serving terms that expire in 2013, 2014 and 2015. The Governance Committee and the Board do not consider the qualifications of these individuals annually. However, in reviewing the candidates for nomination or re-nomination each year, the Governance Committee and Board do consider the mix of talents and experience of the entire Board. Among other things, the Governance Committee and the Board consider the following qualities or experience of those members whose terms expire in 2013, 2014 and 2015 to be significant and relevant:

Mr. Jeamel had been, prior to his retirement in 2010, an executive officer of the Company since its formation in 2004 and of Rockville Bank since 1990 and, before that had approximately 30 years with other Connecticut banks. He has had both operational and financial responsibilities at both institutions. He was one of two management directors on the Board. He is also active on the board of directors of a significant social services agency in the community. His banking and related business and leadership experience, as well as his community service experience, are valuable to the Board’s overall capabilities.

Mr. Lefurge is a certified public accountant and the president of an accounting firm located in the community. He also is a financial expert. His financial and leadership experience are valuable to the Board’s overall capabilities.

Mr. Magdefrau is also a certified public accountant practicing with an accounting firm located in the community that he founded. He also is a financial expert. His financial and leadership experience are valuable to the Board’s overall capabilities.

Mr. McGurk was the Company’s President and Chief Executive Officer since its formation in 2004 and the President and Chief Executive Officer of Rockville Bank since 1980 until his retirement in April 2011, and he currently consults part time with the Bank as Vice Chairman, Public Relations. He is active in numerous community non-profits. In addition to his intimate knowledge of the Company’s operations, his 46 years of banking experience and leadership qualities are valuable to the Board’s overall capabilities.

Mr. Crawford joined the Company in January 2011 as Senior Executive Vice President of Rockville Financial, Inc. and Rockville Bank and held this position until Mr. McGurk’s planned retirement in April 2011, at which time Mr. Crawford became the President and Chief Executive Officer of both entities. Prior to joining Rockville, Mr. Crawford served in numerous executive roles with Wells Fargo Bank, Wachovia Bank, and SouthTrust Bank from 1997 to 2010 including: Executive Vice President, Commercial Banking, Eastern Virginia, Regional President/Executive Vice President in four different markets: Raleigh/Durham, Southeast Florida, Greensboro/ Winston Salem, and Norfolk/Virginia Beach. Mr. Crawford has 24 years of industry experience including leading regional banks exceeding $4 billion in deposits and 1,000+ employee organizations.

Mr. Engelson is the Chief Executive Officer of one of the community’s most active and visible social service agencies and is a prior elementary school principal in the community. His long time significant leadership and involvement in community service are valuable to the Board’s overall capabilities.

Mr. Tkacz is an entrepreneur who owns two community businesses with a significant presence in the construction and residential homeowner markets. His experience as an entrepreneur and participation in the business community are also valuable to the Board’s overall capabilities.

Mr. Chilberg is an entrepreneur who owned a business with both a consumer retail function and a manufacturing component. His business experience as an entrepreneur in the community is valuable to the Board’s overall capabilities.

Ms. Johnson has worked for Connecticut Water Company in Connecticut since 2007 and prior to joining Connecticut Water Company, she served as Senior Vice President, Human Resources and, Organizational Development Officer, at Rockville Bank since 1996. Her human resources leadership and banking and related business experience, as well as her community service experience, are valuable to the Board’s overall capabilities.

Ms. Papa has served as the Chairman and continues to serve as a member of the board of directors of the primary voluntary healthcare institution in the community. She also serves on the board of directors of a local community college. Her leadership and community service experience are valuable to the Board’s overall capabilities.

Shareholder Nominations for the Board

Nominations by shareholders of record will be considered by the Governance Committee if such nomination is submitted in writing to the Secretary of the Company either by mail or in person at the principal offices of the Bank located at 25 Park Street, Rockville, Connecticut 06066 not less than 100 days prior to any meeting of shareholders called for the election of Directors; provided however, that if fewer than 100 days’ notice of the meeting is given to shareholders, such nomination shall be mailed or delivered in person to the

Secretary of the Company prior to the earlier of the close of business on the 10th day following (i) the date on which notice of such meeting was given to shareholders; or (ii) the date on which a public announcement of such meeting was first made.

To be considered, the shareholder’s nomination must contain (i) the name, age, business address and residence address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the total number of shares of common stock of the Company that will be voted for each proposed nominee; (iv) the name and address of the notifying shareholder; (v) the number of shares of common stock of the Company that are beneficially owned by the notifying shareholder; (vi) any other information relating to the proposed nominee as required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (vii) the nominee’s written consent to serve as a Director if elected.

Code of Ethics

The Company’s Standards of Conduct Policy is designed to promote the highest standards of ethical and professional conduct by the Company’s Directors, executive officers, including the principal executive officer, the principal accounting officer and employees and is adopted annually. The Standards of Conduct Policy requires that the Company’s Directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Standards of Conduct Policy, Directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Standards of Conduct Policy.

The Company also has a Whistleblower Policy, which is incorporated into the Standards of Conduct Policy, that requires Directors, executive officers and employees to comply with appropriate accounting and internal controls and establishes procedures to report any perceived wrongdoing, questionable accounting or auditing matters in a confidential and anonymous manner. The Whistleblower Policy also prohibits the Company from retaliating against any Director, executive officer or employee who reports actual or apparent violations of the Standards of Conduct Policy. A copy of the Standards of Conduct Policy, including the Whistleblower Policy is available, without charge, upon written request to Marliese L. Shaw, Investor Relations, Rockville Financial, Inc., 25 Park Street, Rockville, CT 06066.

Shareholder Communications with the Board

The Company endeavors to ensure that the Board of Directors or individual Directors, if applicable, consider the views of its shareholders, who may communicate with the Board of Directors by sending a letter or an e-mail to the Company’s Secretary, Judy Keppner Clark (JKClark@rockvillebank.com) or by written correspondence to the Board of Directors or an individual Director with a copy to Ms. Keppner Clark. All communications to the Board will be reviewed by the Company’s Chairman and President, with appropriate recommendations then being made to the Board. The Company believes that this procedure allows the Board to be responsive to shareholder communications in a timely and appropriate manner.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

General

The Audit Committee has appointed Wolf & Company, P.C. as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2012, subject to ratification by the shareholders. In making its selection, the Audit Committee considered whether Wolf & Company, P.C.’s provision of services other than audit services is compatible with maintaining the independence of Rockville’s independent accountants. In addition, the Audit Committee reviewed the fees proposed by Wolf & Company, P.C for audit related services and tax services for the year ending December 31, 2012, and concluded that those fees are compatible with the independence of Wolf & Company, P.C.

Audit Fees

The Audit Committee reviewed the fees described below for audit related services and tax services and concluded that those fees are compatible with the independence of Wolf & Company, P.C. for the years ended December 31, 2011 and 2010. The following table sets forth the aggregate fees billed by Rockville’s independent registered public accounting firm, Wolf & Company, P.C. for the years ended December 31, 2011 and 2010:

	December 31,
	2011	2010
	(In Thousands)
Audit Fees(1)	$362	$345
Tax Preparation Fees (2)	44	42
Information Technology(3)	23	42
S-1 Review and Consulting Fees(4)	—	115
Compliance Fees(5)	110	129

Total	$439	$673

(1)	Includes estimated fees for the financial statement audit of the Company, the audit of internal control over financial reporting, quarterly reviews and the HUD compliance audits and agreed-upon procedures for Rockville Bank and Rockville Bank Mortgage, Inc.
(2)	Consists of tax return preparation and tax-related compliance and services.
(3)	Consists of Wolfpac Information Technology, Customer Information and Financial Reporting risk assessment modules and implementation costs.
(4)	Includes fees for review and consulting on the preparation of the Registration Statement on Form S-1 of Rockville Financial New, Inc.
(5)	Consists of fees for review of HMDA compliance

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

Consistent with SEC requirements regarding auditor independence, the Audit Committee is required to pre-approve all audit and permissible non-audit services provided by the independent auditor. The Committee reviews annually and pre-approves all audit and permitted non-audit services rendered by the Company’s independent auditors in accordance with the Company’s Audit Committee Charter.

All engagements of the independent auditor to perform any audit services and non-audit services during 2011 were pre-approved by the Audit Committee in accordance with the Company’s Audit Committee Charter. There were no instances where this was waived.

REPORT OF THE AUDIT COMMITTEE

In accordance with rules adopted by the SEC, the Audit Committee of the Company’s Board of Directors submits this report for 2011.

The Audit Committee met nine times during the year ended December 31, 2011. The Audit Committee’s responsibilities are to:

•	oversee the external audit of Management’s annual financial statements;

•	oversee the internal audit function and the system of internal controls;

•	oversee Management of the compliance function; and

•	oversee regulatory reporting.

The Audit Committee, which is appointed by the Board of Directors, is composed solely of independent Directors in accordance with the Company’s Audit Committee Independence Determination Policy and the rules of the NASDAQ Global Select Stock Market and the SEC. The Audit Committee recommended, and the Board of Directors has adopted, a written Audit Committee Charter. The Audit Committee Charter can be found on the Company’s website under the link entitled “Governance Documents” at www.rockvillebank.com/about us. This document also can be requested in print by writing to Marliese L. Shaw, Investor Relations, Rockville Financial, Inc., 25 Park Street, Rockville, CT 06066. Ms. Shaw can be reached by e-mail at: mshaw@rockvillebank.com. In addition, the Audit Committee has taken the following actions:

•	Reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2011 with Management of the Company and the independent auditors.

•

Discussed with the Company’s independent auditors the matters required to be discussed under Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•

Discussed and received written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (“Independence Discussions With Audit Committees”).

Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which will be filed with the SEC on March 15, 2012.

March 6, 2012

The Audit Committee:

Stuart E. Magdefrau, Chairman,

Thomas S. Mason, Vice Chairman

David A. Engelson

Raymond H. Lefurge, Jr.

ELECTION OF DIRECTORS

(Proposal 1)

The Certificate of Incorporation of the Company provides that the number of Directors shall not be fewer than eight nor more than sixteen. The Certificate of Incorporation further provides that the number of Directors shall only be increased or decreased by the Board of Directors. Currently, the Board of Directors has set the number of Directors at fourteen, but will decrease to eleven following the Annual Meeting. The Company’s Bylaws provide that no person age 70 or older is eligible for election and/or re-election as a Director. Thomas S. Mason and Peter F. Olson, both current Directors, are at an age that makes them ineligible for re-election at the Annual Meeting. They will both retire at this year’s Annual Meeting. Ms. Guenard, a current director, did not wish to be considered for re-nomination this year as she felt she could not devote the time and effort required of a director given her other responsibilities.

One Director will be elected at the Annual Meeting to serve for a four-year term and until his successor is elected and qualified. Following the recommendation of the Governance Committee, the independent members and the full membership of the Board of Directors have recommended and nominated Michael A. Bars, a current Board member, for re-election as Director. There are no arrangements known to Management between Michael A. Bars and any other person pursuant to which such nominee was selected. Michael A. Bars is nominated for a four-year term to expire in 2016. At each annual meeting, Director-nominees shall be considered for election to serve four-year terms and until their successors are elected and qualified.

The persons named on the enclosed proxy intend to vote for the election of Mr. Bars, unless the proxy is marked by the shareholder to the contrary. If Mr. Bars is unable to serve, all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend, or the Board of Directors may determine to reduce the number of directorships to eliminate the resulting vacancy. The Board knows of no reason why Mr. Bars might be unavailable to serve. The table below and on the following pages sets forth certain information with respect to Mr. Bars, and each Director continuing in office.

NOMINEE FOR DIRECTOR FOR FOUR YEAR TERM TO EXPIRE IN 2016

	Director
	Age(1)	Since(2)

Michael A. Bars, Vice Chairman	56	2003

Mr. Bars is the managing partner of the law firm of Kahan, Kerensky & Capossela, LLP, a general practice law firm with offices in Vernon and Mansfield, Connecticut and a director and Past President of Ellington Ridge Country Club, Inc. and Ellington Purchasing Corp.

CONTINUING DIRECTORS (TERMS TO EXPIRE IN 2013)

	Director
	Age(1)	Since(2)

Joseph F. Jeamel, Jr.	72	2007

Mr. Jeamel joined Rockville Bank in 1990. He served as Senior Vice President and Chief Financial Officer of Rockville Bank until 2003 when he was promoted to Executive Vice President. In 2005, he was promoted to Chief Operating Officer of Rockville Bank and was appointed Executive Vice President of the Company. Mr. Jeamel retired from his positions with Rockville Bank and the Company on June 30, 2010, but still consults for Rockville Bank.

Raymond H. Lefurge, Jr., Chairman	62	2003

Mr. Lefurge is a certified public accountant. He is the majority shareholder of the auditing, tax and accounting services firm of Lefurge & Gilbert, PC, CPAs, located in Vernon, Connecticut, where he also holds the position of President.

Stuart E. Magdefrau	57	1995

Mr. Magdefrau is a certified public accountant, practicing with the firm of Magdefrau, Renner & Ciaffaglione LLC, CPAs, located in Vernon, Connecticut. He was the founding partner of the firm but no longer has an ownership interest in it. He is the Past Treasurer of Ellington Ridge Country Club, Inc. and Ellington Purchasing Corp.

William J. McGurk	70	1981

Mr. McGurk joined Rockville Bank in 1980, as President and Chief Executive Officer. In 1981, Mr. McGurk was elected to the Board of Directors. He has over thirty years of commercial and thrift banking experience with Rockville Bank and forty-five years of banking experience. Mr. McGurk retired from his positions with Rockville Bank and the Company on April 26, 2011, but still consults for Rockville Bank as Vice Chairman, Public Relations.

CONTINUING DIRECTORS (TERMS TO EXPIRE IN 2014)

	Director
	Age(1)	Since(2)

William H. W. Crawford, IV	46	2011

Mr. Crawford joined the Company in January 2011 as Senior Executive Vice President of Rockville Financial, Inc. and Rockville Bank and held this position until Mr. McGurk’s planned retirement in April 2011, at which time Mr. Crawford became the President and Chief Executive Officer of both entities. Prior to joining Rockville, Mr. Crawford served in numerous executive roles with Wells Fargo Bank, Wachovia Bank, and SouthTrust Bank from 1997 to 2010. Mr. Crawford has 24 years of industry experience.

David A. Engelson	68	1998

Mr. Engelson was, for nineteen years, the Supervisory Principal of Center Road Elementary School, located in Vernon, Connecticut, until he retired in 2002. He is currently the Chief Executive Officer of Hockanum Valley Community Council, Inc., a social service agency, located in Vernon, Connecticut.

Richard M. Tkacz	59	2007
Mr. Tkacz is the owner of Rich’s Oil Service, Inc. and Rich’s Plumbing, Heating and Air Conditioning, Inc., privately held oil distributing and HVAC companies located in Enfield, Connecticut.

CONTINUING DIRECTORS (TERMS TO EXPIRE IN 2015)

	Director
	Age(1)	Since(2)

C. Perry Chilberg	63	1999

Mr. Chilberg is the former Vice President and majority owner of Bergson Tire, Co., Inc., an automotive tire retail business and a manufacturer of truck tire retreads, located in Ellington, Connecticut, which was sold to Sullivan Tire Co., Inc. of Norwood, Massachusetts in 2010. Mr. Chilberg is employed by the new owner as an executive consultant.

Kristen A. Johnson	45	2010

Ms. Johnson has worked for the Connecticut Water Company in Clinton, Connecticut since May 2007, was promoted to Vice President Human Resources in December 2007 and was appointed Corporate Secretary of the company in November 2010. Prior to joining Connecticut Water Company, she served as Senior Vice President, Human Resources and Organizational Development Officer at Rockville Bank.

CONTINUING DIRECTORS (TERMS TO EXPIRE IN 2015)

	Director
	Age(1)	Since(2)

Rosemarie Novello Papa	67	2007
Ms. Papa is Past Chair of the Board of Trustees for Eastern Connecticut Health Network and a member of the Board of Trustees for Manchester Community College Foundation.

(1)	Ages presented are as of December 31, 2011.
(2)	The reported date is the date the individual became a Director of Rockville Bank.

INFORMATION ABOUT EXECUTIVE OFFICERS

Executive Officers of Rockville Financial, Inc.

The following individuals are the executive officers of Rockville Financial, Inc. and hold the offices set forth below opposite their names.

Name	Age(1)	Position
William H.W. Crawford, IV	46	President and Chief Executive Officer
John T. Lund	41	Executive Vice President, Chief Financial Officer and Treasurer
Richard J. Trachimowicz	57	Executive Vice President
Judy Keppner Clark	53	Vice President, Corporate Secretary

(1)	Ages presented are as of December 31, 2011.

The executive officers of Rockville Financial, Inc. are elected annually and hold office until their respective successors have been elected or until death, resignation, retirement or removal by the Board of Directors.

Executive Officers of Rockville Bank

The following individuals are the executive officers of Rockville Bank and hold the offices set forth below opposite their names:

Name	Age(1)	Position
William H.W. Crawford, IV	46	President and Chief Executive Officer
Marino J. Santarelli	60	Executive Vice President, Chief Operating Officer
Scott C. Bechtle	61	Executive Vice President, Chief Risk Officer
Mark A. Kucia	48	Executive Vice President, Commercial Banking Officer
John T. Lund	41	Executive Vice President, Chief Financial Officer and Treasurer
Richard J. Trachimowicz	57	Executive Vice President, Human Capital and Organizational Development Officer
Richard C. DiChiara	61	Senior Vice President, Retail Banking Officer
Stanley S. Koniecki	56	Senior Vice President, Information Technology/Operations Officer
Laurie A. Rosner	47	Senior Vice President, Marketing and Administrative Services Officer

(1)	Ages presented are as of December 31, 2011.

The executive officers of Rockville Bank are elected annually and hold office until their respective successors have been elected or until death, resignation, retirement or removal by the Board of Directors.

Biographical Information of Executive Officers of Rockville Bank Who Are Not Directors

Scott C. Bechtle, Executive Vice President, Chief Risk Officer, joined Rockville Bank in June 2011. Prior to joining the Bank he most recently served as Credit Administration Executive for Florida Shores Bank and Executive Vice President for Florida Shores Service Company in South Florida since 2006. Prior executive roles in his over thirty years of financial services industry experiences included Executive Vice President/Regional Credit Officer at Wachovia Bank (f/k/a Southtrust Bank) and Executive Vice President/Senior Credit Officer at Bank of America (f/k/a Barnett Banks).

Richard C. DiChiara, Senior Vice President, Retail Banking Officer, joined Rockville Bank in November 2007. Prior to joining the Bank, Mr. DiChiara served as Senior Vice President, Business Banking at Bank of America. Prior to his transition to Bank of America in 2005, Mr. DiChiara served as Senior Vice President, Business and Professional Services at Webster Bank.

Judy Keppner Clark, Vice President, Corporate Secretary, joined Rockville Bank in August 1996. She has served in various positions at Rockville Bank, including Teller and Fiscal Assistant.

Stanley S. Koniecki, Senior Vice President, Information Technology/Operations Officer, joined Rockville Bank in May 2011. Prior to joining the Bank he served as Vice President of Information Services at Space Coast Credit Union in Florida since 2007. Prior to his move to Florida he was an executive with Westbank, located in West Springfield, Massachusetts.

Mark A. Kucia, Executive Vice President, Commercial Banking Officer, joined Rockville Bank in October 2005 and served as the Vice President, Senior Commercial Real Estate Lender until he was promoted to Senior Vice President, Commercial Banking Officer in August 2007, and promoted to his current position in July 2011. Prior to joining the Bank, Mr. Kucia served as Vice President, Senior Commercial Real Estate Lender at Liberty Bank located in Middletown, Connecticut.

John T. Lund, Executive Vice President, Chief Financial Officer and Treasurer, joined Rockville Bank in December 2008 as Senior Vice President, Chief Financial Officer and Treasurer and was promoted to his current position in July 2011. Prior to joining the Bank, Mr. Lund served as a Bank Examiner with the Federal Deposit Insurance Corporation (“FDIC”), out of the Hartford, Connecticut office since 1993.

Laurie A. Rosner, Senior Vice President, Marketing and Administrative Services Officer, joined Rockville Bank in July 1991. Prior to 1991, Ms. Rosner served as Marketing Assistant, Manager of Operations and Mail Services, and Manager of Research and Records Retention for Northeast Savings, located in Hartford, Connecticut.

Marino J. Santarelli, Executive Vice President, Chief Operating Officer, joined Rockville Bank in July 2011. Prior to joining the Bank, Mr. Santarelli was with Wells Fargo and its predecessor banks for seventeen years, and most recently he served as the Wells Fargo Market Executive and Business Banking Executive for Eastern Virginia.

Richard J. Trachimowicz, Executive Vice President, Human Capital and Organizational Development Officer joined Rockville Bank in May 1996 and served as the Senior Vice President, Retail Banking Officer until he was appointed as Senior Vice President, Human Resources and Organizational Development Officer in May 2007. He was promoted to his current position in 2010. Prior to 1996, Mr. Trachimowicz served as Manager of Sales and Customer Service for Northeast Savings, located in Hartford, Connecticut.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The table below sets forth information as of March 13, 2012, with respect to principal beneficial ownership of Common Stock by each Director and each of the Named Executive Officers, and by any person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock and with respect to ownership of Common Stock by all Directors and Named Executive Officers of the Company and the Bank as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class (2)
Wellington Management Co., LLP 280 Congress Street Boston, MA 02210	2,921,187	(3)	9.90%

Rockville Bank Employee Stock Ownership Plan (“ESOP”) 25 Park Street Rockville, CT 06066	1,708,423	(3)	5.80%

Non-Management Directors:

Michael A. Bars	59,116	(4)	*
C. Perry Chilberg	83,554	(5)	*
David A. Engelson	88,790	(6)	*
Pamela J. Guenard	15,927	(7)	*
Joseph F. Jeamel, Jr.	190,846	(8)(22)	*
Kristen A. Johnson	38,021	(9)(22)	*
Raymond H. Lefurge, Jr.	81,263	(10)	*
Stuart E. Magdefrau	68,700	(11)	*
Thomas S. Mason	55,256	(12)	*
William J. McGurk	468,724	(13)(22)	1.58%
Rosemarie Novello Papa	21,531	(14)	*
Peter F. Olson	115,976	(15)	*
Richard M. Tkacz	18,396	(16)	*

Named Executive Officers:

William H. W. Crawford, IV	20,477	(17)(22)	*
John T. Lund	18,309	(18)(22)	*
Richard J. Trachimowicz	84,177	(19)(22)	*
Mark A. Kucia	44,253	(20)(22)	*
Marino J. Santarelli	5,025	(21)(22)	*

All Directors and Executive Officers as a Group (21 persons)	1,502,098		5.09%

*	Less than 1% of the common stock outstanding.
(1)	Based on information provided by the respective beneficial owners and on filings with the Securities and Exchange Commission made pursuant to the Securities Exchange Act of 1934.
(2)	Based on approximately 29,512,265 shares of common stock issued and outstanding as of March 13, 2012.
(3)	Based solely on information provided in a Schedule 13G filed with the SEC by Wellington Management Company, LLP and by the Rockville Bank Employee Stock Ownership Plan. All shares are held with shared voting and dispositive power.
(4)	Includes 15,167 shares of restricted common stock, 18,199 exercisable options to purchase common stock and 12,133 shares of which are pledged.
(5)	Includes 21,234 shares held by his wife, 7,720 shares held by adult child, 15,167 shares of restricted common stock and 18,199 exercisable options to purchase common stock.
(6)	Includes 7,583 shares held by his wife, 15,167 shares held jointly with his wife, 18,919 shares of restricted common stock and 20,171 exercisable options to purchase common stock.
(7)	Includes 4,303 shares held jointly with her husband and 10,616 exercisable options to purchase common stock.
(8)	Includes 61,214 shares of restricted common stock and 78,108 exercisable options to purchase common stock.
(9)	Includes 2,123 exercisable options to purchase common stock.
(10)	Includes 19,717 shares held jointly with his wife, 10,616 shares held by his wife, 14,864 shares of restricted common stock and 18,199 exercisable options to purchase common stock.
(11)	Includes 13,650 shares held jointly with his wife, 13,651 shares of restricted common stock and 18,199 exercisable options to purchase common stock.
(12)	Includes 7,583 shares held in the Thomas S. Mason Trust, of which Mr. Mason is the trustee, and 8,583 shares held in the Susan C. Mason Trust, of which Mrs. Mason is the trustee. Also includes 18,919 shares of restricted common stock and 20,171 exercisable options to purchase common stock.

(13)	Includes 22,750 shares held jointly with his wife, 118,878 shares of restricted common stock and 237,363 exercisable options to purchase common stock.
(14)	Includes 10,616 exercisable options to purchase common stock.
(15)	Includes 52,334 shares held by his wife, 100 shares held as custodian for minors, 14,409 shares of restricted common stock and 18,199 exercisable options to purchase common stock.
(16)	Includes 1,213 shares held by his wife and 10,616 exercisable options to purchase common stock.
(17)	Includes 1,603 shares of restricted common stock and 17,874 exercisable options to purchase common stock.
(18)	Includes 303 shares held jointly with his wife, 1,872 shares of restricted common stock and 11,616 exercisable options to purchase common stock.
(19)	Includes 4,701 shares held jointly with his wife, 8,356 shares of restricted common stock and 33,926 exercisable options to purchase common stock.
(20)	Includes 6,192 shares of restricted common stock and 20,638 exercisable options to purchase common stock.
(21)	Includes 573 shares of restricted common stock and 4,452 exercisable options to purchase common stock.
(22)	Includes shares allocated to the account of the individuals under the Rockville Bank Employee Stock Ownership Plan. The respective individuals have vested shares as follows: Mr. Jeamel – 2,183 shares; Ms. Johnson – 5,205 shares; Mr. McGurk – 18,500 shares; Mr. Lund – 2,360 shares; Mr. Trachimowicz – 14,571 shares; and Mr. Kucia – 11,917 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of information furnished to the Company pursuant to Rule 16a-3(e) during the year ended December 31, 2011, all of the Company’s Directors and Executive Officers subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 filed all required reports on a timely basis, except that Mr. Tkacz and Mr. Santarelli each inadvertently filed one such required report one day late and one month late, respectively. Mr. Santarelli’s report involved the withholding of Company stock in connection with the automatic vesting of restricted stock.

COMPENSATION DISCUSSION AND ANALYSIS

In this section we discuss and analyze the compensation of the “Named Executive Officers” including the Chief Executive Officer, the Chief Financial Officer and the three most highly compensated executive officers. In addition, in accordance with SEC rules, we include as Named Executive Officers for 2011 our Former Chief Executive Officer and one executive officer who would have been among the three most highly compensated executives but for the fact that he was not an executive at the end of 2011 (collectively, the “Retired NEO’s”). For additional information regarding compensation of the Named Executive Officers, see “– Summary Compensation Table” and other compensation-related tables and disclosure below.

Executive Summary

A Year of Transition

2011 was a year of transition for Rockville Financial, Inc. William H. W. “Bill Crawford”, IV, became President & Chief Executive Officer of Rockville Financial, Inc. and Rockville Bank at the Company’s Annual Shareholders Meeting on April 26, 2011. He succeeded William J. McGurk, who served in that position for 31 years. Mr. McGurk continues to serve as a member of the Company’s Board of Directors. Mr. Crawford joined Rockville Bank in January 2011 as its Senior Executive Vice President and named successor to Mr. McGurk.

Additionally Rockville Financial, Inc. transitioned in 2011 to a fully public company from a mutual holding company structure through its Plan of Reorganization and Conversion and its related public offering which became effective on March 3, 2011. The Company sold a total of 17,109,886 shares of common stock in a subscription offering, including 276,017 shares to the Rockville Bank Employee Stock Ownership Plan.

Concurrent with the completion of the offering, each share of common stock owned by public shareholders of the former Rockville Financial, Inc., which had been the mid-tier holding company in the mutual holding company structure, was exchanged for 1.5167 shares of the Company’s common stock. As a result of the offering and the exchange, the Company increased its common shares outstanding to 29,514,468 shares at December 31, 2011 from 19,551,057 shares at December 31, 2010.

The Company also made significant strides in 2011 toward transitioning the Company to a commercial community bank structure from a savings bank structure with expanded focus on commercial real estate and commercial and industrial (“C&I”) loans. The Company recruited the former NewAlliance Bank’s heads of C&I lending, Commercial Real Estate lending and Cash Management/Treasury services along with five commercial relationship managers doubling the Company’s customer facing commercial banking staff in 2011. This commercial banking expansion assisted the Company in achieving 19.0% commercial loan growth during the year 2011, as well as 22.3% demand deposit growth, of which commercial deposits played a major role.

Investments in Rockville’s infrastructure during 2011 have augmented the stock offering and facilitated its transition into a Company that is prepared to prudently leverage the capital it raised, support growth and transition to a commercial asset orientation, while also being positioned for the evolving regulatory environment. Staff additions were implemented in the areas of Risk Management, Compliance, Information Technology, Commercial Banking, Cash Management, Retail Banking and Treasury, including the Chief Operating Officer and the Chief Risk Officer.

Despite the continued difficulties facing the banking industry, we maintained our focus on our core business objectives while managing through these changes and transitions. We believe our compensation plans were consistent with these goals, as well as the goal to acquire and retain executives who employ the Company’s core values and strategic vision. The Compensation Committee continues to remain satisfied that the compensation to Named Executive Officers reflects the implementation of the Company’s compensation philosophy and our continued strong performance. We believe that our plans have the appropriate pay for performance balance and truly serve to motivate the executives to act in the Company’s and shareholders’ best interests.

A Year of Performance

Rockville Financial, Inc. had a successful year. For the year ended December 31, 2011, net income was $7.1 million, or $0.25 per diluted share. Net income in 2011 declined $5.2 million as compared to the year ended December 31, 2010 primarily due to the balance sheet restructure executed in the second quarter of 2011, whereby the Company paid down $122.2 million of Federal Home Loan Bank of Boston advances at a weighted average cost of 4.17% incurring a debt extinguishment expense of $8.9 million, pre-tax. Furthermore, a $4.2 million, or 21.0%, increase in salary and benefits expense from additions to the Company’s infrastructure and a one-time contribution to the Rockville Bank Charitable Foundation, Inc. of $5.0 million, pre-tax, also contributed to the year-to-date expense increase. Included in the $4.2 million increase in year-to-date salary and benefits expense was the recognition of $830,000 of retirement expenses to a former executive and $220,000 of other contractual payments. While the results were impacted by increased non-interest expenses, 78.3% of the increase was related to these non-recurring events.

Key financial performance results included:

•	8.5% net interest income growth year-over-year due to average loan growth and decreased funding costs.

•	3.40% net interest margin compared to 3.49% in 2010. However, 3.77% net interest margin in the fourth quarter 2011, compared to 3.37% in the fourth quarter of 2010 and 3.70% in the third quarter 2011.

•	1.38% cost of interest bearing liabilities, decreased 36 basis points from the prior year.

•	19.0% commercial loan growth compared to prior year.

•	Sold residential mortgages totaling $57.2 million, realizing gains of $1.7 million.

•	22.3% demand deposit growth compared to prior year.

•	19.9% low cost core deposit growth compared to prior year.

•	8.8% total deposit growth compared to prior year.

•	53.3% increase in dividends paid to shareholders to $0.25 per share in 2011 from $0.16 per share in 2010 (adjusted for the 1.5167 to 1.0 exchange on March 3, 2011).

•	Total shareholder return for 2011 was 31.66%, comprised of 28.58% in price appreciation ($8.06 at 12/31/10 to $10.36 at 12/30/11) and 3.08% in dividend yield.

Our Compensation Approach

We develop our compensation program to enable us to attract, motivate and retain the talent we need to drive our growth and long-term success. Our compensation philosophy is founded on the principle of pay-performance alignment balanced by sound risk management practices. We provide a balanced total compensation program that rewards annual and long-term performance through a combination of cash and equity incentives. A significant amount of our executives’ compensation (over 50% of total compensation) is incentive based, split between cash and equity/short and long-term performance.

Say on Pay Consideration

In accordance with SEC rules, we solicited shareholder “say on pay” and “say on pay frequency” (three years) advisory votes in our proxy statement to shareholders in 2011. Our shareholders showed strong support (78%) on our compensation practices during last year’s vote and the next say on pay vote is scheduled for the 2014 proxy. During 2012, the Committee approved new stock ownership guidelines which are a best practice. We will continue to review and evolve programs and practices to ensure alignment with emerging best practices and regulatory guidelines.

Key Compensation Decisions

As a result of our 2011 performance, the Named Executive Officers (and other officers) other than Retired NEO Mr. Buchholz, received annual incentive bonuses as part of our Officer Incentive Compensation Plan. Awards were based on a combination of Company and individual performance and resulted in payouts we made at 100% of target despite our performance exceeding expectations. The decision to generally pay the awards at 100% was approved by the Compensation Committee based on the recommendation of the President and Chief Executive Officer. The incentives were based upon objective goals determined at the beginning of the 2011 fiscal year, which were reviewed at the end of the year by the Compensation Committee (the “Committee”). The Committee believes that the payouts are reflective of the performance achieved by the Named Executive Officers during the year. Our base salary increases in 2011 were larger than typical practice. This was in response to the objective to bring certain Named Executive Officers to market competitive base pay.

Executives received stock option and restricted stock grants as part of our annual long-term incentive program that is intended to reward executives for their contributions to our success and align their interests with shareholders through stock based pay.

To further align Executive and Shareholder interest, on February 15, 2012, the Board of Directors of the Company approved stock ownership guidelines and holding requirements for members of the Company’s Board of Directors, Chief Executive Officer, Executive Vice Presidents and some Senior Vice Presidents. Executives and Board members will be required to obtain and maintain ownership (by Company grant and through individual purchase) of the shares in Rockville Financial, Inc. stock (see detailed Ownership Guidelines on Page 25).

The Committee is satisfied that the compensation to the Named Executive Officers reflects the implementation of the Company’s stated compensation philosophy and our sustained performance. We believe our plans have an appropriate pay-for-performance orientation and serve to motivate the executives to act in the Company’s and shareholders’ best interests. The Committee is committed to continuing to review and evolve our programs and practices to align with emerging regulations and best practices.

The following discussion provides detailed information on the compensation practices related to our Named Executive Officers for fiscal year 2011. All Named Executive Officers of the Company are also Named Executive Officers of the Bank. Equity compensation for Named Executive Officers is paid by the Company while cash compensation and benefits are provided by the Bank. We summarize our philosophy and guiding principles as well as our decision process and the outcomes of that process.

Objectives of the Company’s Compensation Programs and Compensation Philosophy

The Company’s executive compensation philosophy was revised and updated in 2011 to support our evolution and growth. In the past, our philosophy provided for cash compensation that reflected below market/conservative base salaries with greater emphasis placed on incentive pay. We rebalanced our approach to target base salaries and annual incentives at market median with the ability to pay above or below market based on a combination of individual and Company performance. This approach allowed us to better align with the practices of other publicly traded institutions, support our goal to attract and retain our new leadership team, focus on driving performance of our growth strategy and continually emphasize regulatory best practices. The new compensation philosophy also embraced a key goal to provide long-term incentive pay that aligns our executives with shareholder interests. Our proxy seeks shareholder approval of a new equity plan, which we offer in parallel with our conversion to full public status. With an approved equity plan, we hope to execute our philosophy reflecting on the following objectives and principles:

•	Enable the Company to attract, motivate and retain talent needed for its success.

•	Reward executives for performance.

•	Align executive interests with those of our shareholders.

•	Provide competitive compensation.

•	Ensure a balanced approach that promotes sound risk management practices.

We plan to achieve these objectives through several guiding principles.

Principles	How we achieve the principles
Provide market competitive compensation that enables the Company to attract and retain executives

•        Competitive base pay ranges are designed to target market median with flexibility to recognize individual performance, experience and contribution.

•        Total compensation is targeted to represent market (i.e. median) for meeting performance with variation in actual total compensation as appropriate to reflect individual and Company performance

•        Market is defined using a combination of published industry survey sources (representing similar size and scope) and a proxy peer group of banks similar in size and region.

•        Retention of key executives is supported through the use of multi-year vesting schedules for stock.

A significant portion of pay will be performance based and support our goal to deliver shareholder value

•        Greater than 50% of our total compensation opportunity will be performance-based represented by our short and long-term incentive plans.

•        A portfolio of performance measures will be tied to strategic goals that are intended to deliver shareholder value.

Support a culture of ownership that aligns our executives’ interests with those of shareholders	• Ownership guidelines and holding requirements support our culture of encouraging executives to have significant stock holdings.

Focus on long-term/stock perspective and balanced approach to rewards that supports sound risk management practices

•        Long-term equity compensation supports our goal to align rewards with the time horizon of potential risk.

•        Our total compensation program in aggregate is designed to balance multiple perspectives including short / long term performance, cash / equity, relative / absolute performance and fixed / variable pay.

In summary, our compensation programs are designed to enable the Company to attract, motivate and retain talent needed for its success, reward executives for performance, align executive interests with those of our shareholders, provide competitive compensation and ensure a balanced approach that promotes sound risk management practices.

Risk Assessment

As a regulated community bank, Rockville has always adhered to a conservative and balanced approach to risk in general. Our Management and Board conduct regular reviews of our business to evaluate compliance with regulatory guidelines and appropriate practice. In addition, we are periodically examined by the Federal Deposit Insurance Corporation, the Federal Reserve Bank of Boston and the State of Connecticut Department of Banking.

During 2011, our Chief Risk Officer conducted a thorough risk assessment of our incentive plans and payouts results for both 2011 plans and 2012 proposed plans. His reviews were presented to the Compensation Committee in December 2011 and February, 2012. Based on the Risk Officer’s review, we concluded that our compensation programs provide appropriate balance across many performance measures, have controls on the range of payouts, allow the Committee final discretion in making awards and ultimately do not pose material risks to the Company. However, we continue to monitor and evolve our programs to align with emerging regulations and best practices.

Role of the Compensation Committee, Management and the Compensation Consultant in the Executive Compensation Process

Role of the Compensation Committee

The Compensation Committee (the “Committee”) of our Board of Directors is responsible for discharging the Board of Directors’ (the “Board”) responsibilities in determining compensation paid to our Named Executive Officers, as well as all other executive officers (other than payments or benefits that are generally available to all other employees of the Company). Five members of the Board of Directors sit on the Compensation Committee, each of whom is an independent director under the NASDAQ Global Select Market listing requirements. The Committee met 15 times in 2011. The Chairman of the Committee reports on Committee actions at meetings of the Company’s Board.

Responsibilities of the Compensation Committee include:

•	Setting overall compensation philosophy for executive officers.

•	Evaluating and approving the corporate goals and objectives relevant to the Chief Executive Officer’s compensation as well as approving the Chief Executive Officer’s compensation.

•	Determining that corporate goals and objectives for incentives are consistent with business and/or strategic plans approved by the Board of Directors.

•	Making decisions related to base salary, short-term and long-term incentives payable to executive officers.

•	Reviewing the mix of total compensation to align all elements to desired objectives and overall compensation philosophy.

•	Assessing the material risks posed by the compensation plans of the Company.

•	Reviewing and approving all disclosures related to executive compensation contained in the proxy statement.

•	Reviewing and making recommendations with respect to the adoption of equity-based plans for employees and directors for approval by the Board of Directors and the Company’s shareholders.

•	Administering all equity-based plans unless the Board of Directors determines otherwise.

•	Serving as the granting authority for all equity plans.

•	Advising the Board of Directors on the consistency between any equity awards proposed and the objectives of the Company’s compensation program for directors and employees.

•	Reviewing, making recommendations and administering all cash incentive compensation plans and programs unless the Board of Directors determines otherwise.

Role of the Compensation Consultant

The Compensation Committee has the sole authority to retain and terminate a compensation consultant and to approve the consultant’s fees and other terms of the engagement. The Committee has direct access to outside advisors and consultants throughout the year as they relate to executive compensation. The Committee has direct access to and meets periodically with the compensation consultant independently from Management.

For 2011, the Committee retained Pearl Meyer & Partners (“Consultant”), an independent consulting firm to provide advice related to executive compensation, board compensation and equity compensation. The Committee has direct access to the consultant and periodically requests analyses, education and advice related to best practices and trends in the market related to executive compensation and benefits. The Consultant reports directly to the Compensation Committee and does not provide any other services to the Company or the Bank.

Role of the Company’s Management

The Company’s Management provides information and input, as requested by the Compensation Committee to facilitate decisions related to executive compensation. At the start of each year, the Chief Executive Officer develops proposed Company goals and objectives that are reviewed and approved by the Board of Directors. Performance measures for the incentive plan are based on the Board approved goals.

Members of Management may be asked to provide input relating to potential changes in compensation programs for review by the Compensation Committee. The Chief Executive Officer and the Executive Vice President Human Capital provide the Committee and other advisors with Company information related to the Committee’s needs.

The Compensation Committee occasionally requests members of senior management to be present at Committee meetings where executive compensation and Company or individual performance are discussed and evaluated. Executives are free to provide insight, suggestions or recommendations regarding executive compensation. However, only Committee members are allowed to vote on decisions regarding executive compensation.

Typically, following the Annual Meeting of Shareholders, the Chief Executive Officer reviews executive performance with the Committee and makes recommendations relating to executive salary decisions. The Committee meets with the Chief Executive Officer to discuss his own performance and compensation package, but ultimately decisions regarding his package are made solely based upon the Committee’s deliberations. Decisions regarding other executives are made by the Committee considering recommendations from the Chief Executive Officer. The Committee also relies on data and advice provided by its Consultant and legal advisor.

Inputs to Committee Decisions

Competitive Benchmarking

Understanding the competitive landscape is a key element the Committee considers in setting program targets and making compensation decisions. The Committee relies on data and advice of the Consultant, which provides benchmarking data, best practices information and general education to members of the Committee as needed throughout the year. The Consultant completed a comprehensive market assessment in August 2011 which the Committee used to assess the competitiveness and appropriateness of its programs and to provide guidance for setting pay levels and making decisions related to the executive officers. The purpose of the review was to provide an independent and objective analysis of all elements of compensation (by element and in aggregate).

A primary data source used in setting a competitive market for the Named Executive Officers is the information publicly disclosed by a custom peer group of twenty-one publicly traded banks of similar asset size and region. The peer group represents banks and thrifts approximately  1/2 to 2x Rockville’s assets (approximately $1.0b to $4.0b), located in Connecticut, Massachusetts, Rhode Island, New Jersey and New York (excluding Manhattan). This peer group is recommended by the Consultant and approved by the Committee. The comparable companies are reviewed regularly and may change slightly depending on changes in the market place, acquisitions, divestures and business focus of the Company. The following banks were included in the competitive assessment conducted by the Consultant.

TrustCo Bank Corp NY	Arrow Financial Corporation
Sun Bancorp, Inc.	First of Long Island Corporation
Tompkins Financial Corporation	Suffolk Bancorp
Provident New York Bancorp	United Financial Bancorp, Inc.
Washington Trust Bancorp, Inc.	Peapack-Gladstone Financial Corporation
Berkshire Hills Bancorp, Inc.	Alliance Financial Corporation
Lakeland Bancorp, Inc.	First Connecticut Bancorp, Inc.
Brookline Bancorp, Inc.	Enterprise Bancorp, Inc.
Oritani Financial Corp.	Westfield Financial, Inc.
OceanFirst Financial Corp.	Center Bancorp, Inc.
Financial Institutions, Inc.

In addition to the peer group, the Consultant includes data from other industry surveys such as the Towers Watson Financial Services Compensation Survey and the Pearl Meyer & Partners Northeast Banking Compensation Survey. Both surveys are broad-based compensation surveys with more than 100 financial institutions. The information from these competitive data sources were used to make 2011 base salary adjustments and to confirm our incentive plan award targets and ranges.

2011 Executive Compensation Program Components and Decisions

Compensation paid to the Company’s executive officers in 2011 consisted of the following components: base salary, short-term incentive paid pursuant to the Officer Incentive Compensation Plan (“OICP”), long-term equity awards paid pursuant to the Company’s 2006 Stock Incentive Award Plan and participation in our employee and executive benefit plans.

Base Salaries. Base salaries provide compensation to our executives that reflect their roles at the Company. Base salaries are reviewed annually and adjusted as appropriate to reflect each executive’s performance, contribution, experience and pay relative to the market. We also consider internal responsibilities and relationships which may be unique to our Company.

As described earlier, we changed our philosophy to shift from below market base pay philosophy to providing more competitive salaries. Our new pay guidelines were provided by the Consultant and used to determine 2011 salaries. In making salary decisions, the Committee considers each individual’s particular responsibilities, experience and contributions at the Company, internal relationships and market pay guidelines. Increases for 2011 were larger than would be typical to allow us to bring our executives to market pay levels.

The following summarizes the 2010 and 2011 salaries for the Company’s Named Executive Officers:

Named Executive Officer	2010 Base Salary	2011 Base Salary	% of Increase

Mr. William H. Crawford, IV(1)	n/a	$410,000	—

Mr. John T. Lund	$180,000	$210,000	17%

Mr. Richard J. Trachimowicz	$188,000	$201,160	7%

Mr. Mark A. Kucia	$180,000	$202,000	12%

Marino J. Santarelli(2)	n/a	$250,000	—

Retired Executives	2010 Base Salary	2011 Base Salary	% of Increase

Mr. William J. McGurk	$432,772	$481,000	11%

Mr. Christopher E. Buchholz	$211,994	$226,833	7%

(1)	Mr. Crawford was hired on January 3, 2011 as Senior Executive Vice President and became a Chief Executive Officer on April 26, 2011 upon Mr. McGurk’s retirement.
(2)	Mr. Santarelli was hired as Executive Vice President and Chief Operating Officer on July 18, 2011.

Incentive Compensation. All executives and officers participate in the Company’s OICP which is administered by the Compensation Committee of the Board of Directors. The OICP is a short-term compensation plan specifically designed to encourage participants to focus on key performance goals during the fiscal year. The OICP provides participants with an opportunity to earn variable rewards that are contingent on a combination of Company and Individual performance.

Each participant in 2011 had a defined incentive opportunity expressed as a percentage of base salary. The incentive opportunity reflects a target award that will be paid assuming all financial and individual goals are achieved. The target incentive opportunity is 50% of base salary for Mr. Crawford; 50% for Mr. Trachimowicz; and 40% for other Named Executive Officers.

For 2011, the Committee (with input from the Chief Executive Officer) established plan goals and award opportunities for the Plan. During 2011, performance was measured by a combination of Company and Individual goals to create support a “balanced” view of performance and incorporate sound risk management features.

The 2011 goals for executives included Pre-Provision Revenue (25%), Total Funding Cost (25%), Non-Performing Assets / Total Assets (25%) and Individual Performance (25%). Performance for each measure is defined at threshold, target and stretch levels which are designed to result in corresponding payouts (50%, 100% and 125%, respectively). Awards are interpolated in between these levels to provide for incremental awards.

In order for the OICP to “activate,” the Company must attain 80% of the budgeted pre-provision revenue ($47 million). If this level of pre-provision revenue is not met, the OICP will not pay out any awards regardless of performance on other goals. Once 80% of the pre-provision goal is achieved, the incentive plan will “turn on” and payouts will be based on Company and individual performance as defined below.

As soon as practical, following the end of the fiscal year, performance is assessed against the Company goals to determine payouts related to each performance measure. Individual performance is assessed for each executive to determine the award related to individual goals. The final payout is then calculated for each executive. With respect to executive officers, the President and Chief Executive Officer and Executive Vice President Human Capital present the incentive award payments as determined by the incentive formula to the Compensation Committee for review and approval. The Committee meets in executive session to assess the Chief Executive Officer’s performance and determine his incentive award. All payments under the OICP are subject to clawback (recoupment) in the event the Company is required to prepare an accounting restatement.

For fiscal year 2011, the Company met stretch performance goals for two measures and achieved 99% of the target net income after tax goal. Individual performance was assessed by the President and Chief Executive Officer for each of the Named Executive Officers, and assessed by the Compensation Committee for the President and Chief Executive Officer. Although the financial performance results exceeded target overall (87.25% compared to 75% target) and individual performance was strong (see below discussion on individual performance), management proposed and the Committee supported cutting back the awards to 100% for each executive for 2011. The decision to generally pay the awards at 100% was approved by the Compensation Committee based on the recommendation of the President and Chief Executive Officer.

Below is a summary of performance achievement relative to the financial goals.

Performance Measure	Weighting	Threshold	Target	Stretch	Actual	Earned %
Pre-Provision Revenue (in millions)	25%	$47.0	$58.7	$64.6	$58.1	99%
Total Funding Cost	25%	1.32%	1.28%	1.26%	0.87%	125%
NPA/Total Assets As Measured by SNL Performance Comparison Group	25%	50th Percentile	67th Percentile	75th Percentile	Top Quartile	125%
Individual Performance	25%	Individual Goals			Varied	Varied

Total	100%

The individual performance component of the OICP is based on the Chief Executive Officer’s recommendation to the Compensation Committee of each individual’s performance. Individual performance is evaluated based on a payout scale of 80% to 125%. For 2011, all Named Executive Officers met their performance goals and received at least 100% (target) payout for the individual component. Some of the individual items that were considered include:

•

Mr. Santarelli was instrumental in the redesign of the Bank’s residential mortgage origination platform as well as policies and procedures associated with the redesign. Additionally Mr. Santarelli has developed an Office of Project Management which will be critical to the ongoing future growth and success of the Bank.

•

Mr. Trachimowicz designed and implemented plans, programs, procedures, budgets, operational activities, products and services in response to infrastructure expansion, business strategies and employee development and engagement.

•

Mr. Lund successfully managed interest rate risk and liquidity position in the context of the comprehensive management of the Company’s Asset/Liability management process in addition to his key role in the second-step conversion to a fully public company.

•

Mr. Kucia met all lending related production goals (loans, deposits, and fees) in accordance with the Company’s overall strategic goals and objectives. Additionally the strong asset quality shown by the Bank was a direct result of Mr. Kucia’s strong oversight and guidance.

The earned incentive award is paid between January 1, 2012 and March 15, 2012. A participant who has retired, died or become disabled during the 2011 plan year in accordance with the provisions of the “Eligibility” section of the plan will be eligible for a pro-rated payment of the entire earned incentive award based on goals actually achieved in 2011, but prorated as of the date of termination based on the number of days of employment in 2011 divided by 365, and such pro-rated award shall be paid between January 1, 2012 and March 15, 2012. In order to retain the tax deduction for the incentive payout in the year earned, accrued payouts will be allocated to other officers below the Senior Vice President level if participants leave prior to the award. Payment of earned incentive awards will be made in cash except that the Company may, at its sole discretion, make payment of earned incentive awards to Named Executive Officers in the form of shares of Company stock, the value of which shall equal the amount to be paid, as determined by the Compensation Committee of the Board.

As a result, the following incentive awards were allocated to the Named Executive Officers based on the actual performance of the Company and the individuals during fiscal year 2011:

Named Executive Officer	2011 Incentive Target	2011 Incentive Actual	% of Target Incentive

Mr. William H. Crawford, IV	$205,000	$205,000	100%

Mr. John T. Lund	$84,000	$90,000	107%

Mr. Richard J. Trachimowicz	$100,580	$100,580	100%

Mr. Mark A. Kucia	$80,800	$92,800	115%

Marino J. Santarelli(1)	$100,000	$100,000	100%

Mr. William J. McGurk(2)	$288,600	$95,238	33%

(1)	Although Mr. Santarelli was hired in July 2011, his bonus was not pro-rated because that element was part of his negotiated conditions of employment.
(2)	Mr. McGurk earned 100% of his target incentives but the payout is prorated to reflect the time he served as Chief Executive Officer.

Stock Awards. We provide long-term incentive compensation to our executive officers in the form of stock options and restricted stock awards. Grants of stock are issued from our 2006 Stock Incentive Plan which was effective with our initial minority stock offering. We have used our stock plan since 2006 as a key element of our total compensation program to align the financial interests of our officers with our shareholders, create significant ownership among our management team and enable us to attract and retain officers. At the time of our initial grants in 2006, the Committee decided to hold back a large pool of shares for future grants rather than allocate all the shares in the first year which is typical practice among converting banks. The intent was to divide the grants over multiple years in a manner more consistent with practices of established public banks.

In 2011, five years into the plan, the Committee continued its strategy to grant executives stock options and restricted stock to reflect each executive’s current and anticipated contributions to the Company. The value that may be realized upon exercise of options depends upon the exercise price of the option and the price of the Company’s common stock at the time of exercise, while the value of restricted stock awards depends primarily on the price of our common stock at each vesting date. The Compensation Committee considered the goals for the plan, expense to the Company, size of the remaining share pool and current stock holdings of the executives. As a result of lengthy discussion regarding the propriety of making grants in the face of a hard economic environment and weighing the philosophy of providing much of the executives’ compensation as incentive compensation (which we consider equity compensation to be), and in keeping with the original strategy from 2006, the Compensation Committee decided to grant stock options and restricted stock to key officers of the Company in 2011. Had the Committee not approved such grants, executives’ total compensation opportunity would have decreased significantly which the Committee felt would not serve the interests of the Company or its shareholders. The amount of the grants was determined based on market data and recommendations provided by the Consultant.

Stock option and restricted stock grants were made on September 2, 2011 with an exercise price equivalent to the fair market value ($9.50) per share of common stock on the date of Compensation

Committee approval. Stock options and restricted stock vest 20% immediately and 20% annually over the next four years. Stock options and restricted shares vest upon retirement in accordance with the Company’s Retirement Plan.

The current plan is running out of available shares. Following our second step, the Board of Directors is submitting a new stock plan for shareholder approval. By approving the new stock plan, shareholders will enable the Compensation Committee to continue to utilize stock to incent, retain and align our executives with shareholder interests.

Stock Ownership Guidelines:

In February 2012, the Compensation Committee implemented new stock ownership guidelines to encourage the Company’s Board of Directors, Chief Executive Officer, Executive Vice Presidents and some Senior Vice Presidents to hold meaningful ownership in Company stock and align their interests with those of our shareholders. This policy was put in place with the assumption that we would be able to continue to offer stock as part of our long-term incentive program.

Our new policy requires executives and Board members to obtain and maintain beneficial ownership (by Company grant and through individual purchase) of the following amount of shares in Rockville Financial, Inc. stock.

Position / Level	Requirement
Directors
Board Member	3 times Board retainer
Named Executive Officers
Chief Executive Officer	3 times base salary
Executive Vice Presidents	2 times base salary
Senior Vice Presidents	1 times base salary

Beneficially owned shares include shares that the individual owns or has voting power including the power to vote, or to direct the voting; and/or, investment power including the power to dispose or to direct the disposition. Shares owned by an individual in the Company’s benefit plans (e.g. ESOP, 401K) would count toward the stock ownership requirement. In addition, unvested time-vesting restricted stock count toward the stock ownership requirements since those shares convey voting rights during the vesting period.

Until the requirement is met, executives and directors are expected to hold 75% of net of tax shares from equity grants.

Chief Executive Officer Compensation Review

Mr. Crawford, New Chief Executive Officer

Mr. Crawford joined the Company on January 3, 2011 as Senior Executive Vice President and named successor to Mr. McGurk. He became President and Chief Executive Officer upon Mr. McGurk’s planned retirement on April 26, 2011. His initial annual base salary was $375,000 and this was increased to $410,000 in May after he became President and Chief Executive Officer. He received a sign-on bonus of $300,000 in two installments; $200,000 upon joining the Company and $100,000 in May after becoming President and Chief Executive Officer. In addition, he received a new hire equity grant with a fair market value of $185,000 for restricted stock and $65,000 for non-qualified stock options, at the date of grant (March 15, 2011).

Mr. Crawford’s 2011 bonus, determined under the OICP, was $205,000 or approximately 100% of his target incentive (50% of base salary).

Mr. McGurk, Former Chief Executive Officer (Retired)

In early 2011 the Company’s Compensation Committee considered Mr. McGurk’s long tenure, reputation in the industry as well as long track-record of sustained performance and approved an 11% salary increase bringing his salary to $481,000 for 2011 until his retirement on April 26, 2011. In addition, the Committee approved a special discretionary award of $140,000, in recognition of his long term leadership and sustained strong financial performance and condition of the Company despite the unprecedented financial crisis of recent years.

Mr. McGurk’s 2011 bonus, determined under the OICP, was $95,238 or approximately 100% of his target incentive pro-rated for the time he served as CEO (33%).

Mr. McGurk did not receive any equity grant in 2011.

Effective, on April 26, 2011, Rockville entered into an Advisory Agreement with Mr. McGurk ending on the twenty four month anniversary (April 26, 2013). Mr. McGurk’s title with each of Rockville Financial Inc. and the Bank during the Advisory Period will be “Vice Chairman – Public Affairs” and he will provide service for market outreach and provide business development, industry and community public relations and occasional ombudsman efforts as well as preparation and delivery of marketing messages, serving as a spokesman on selected occasions and appearing at events on behalf of the Bank all as reasonably requested or approved by the CEO, a senior executive designated by the CEO or the Chairman. His services under the Agreement are in addition to his service as a full voting member on the Board of Directors of each institution. He serves on the committees of the Board of Directors of the Bank (and its holding company) as determined pursuant to the Board’s standard practices. For his Advisory Agreement services, he is paid a retainer of $96,000 per annum ($8,000 per month) and transportation charge for local travel of $500 per month and up to $500 per month business expense reimbursement (other than local travel).

Benefits and Supplemental Executive Retirement Plans

In addition to the compensation paid to executive officers as described above, executive officers received, along with and on the same terms as other employees, certain benefits pursuant to the 401(k) Plan, the Employee Stock Ownership Plan, the Retirement Plan and life insurance. All of the Named Executive Officers are also eligible to participate in the Supplemental Savings and Retirement Plan. This Plan provides restorative payments to select highly compensated executives designated by the Compensation Committee who are prevented from receiving the full benefits contemplated by the Retirement Plan, 401(k) Plan and Employee Stock Ownership Plan.

Mr. McGurk received certain benefits under Rockville Bank’s nonqualified supplemental retirement plans that are otherwise limited by Internal Revenue Code caps on qualified plans. Mr. Buchholz, Mr. Kucia, Mr. Lund and Mr. Trachimowicz participate in individual Supplemental Executive Retirement Agreements designed to provide them with retirement benefits outside of the Retirement Plan of Rockville Bank which was closed to new entrants as of January 1, 2005. The Compensation Committee believes this nonqualified supplemental retirement benefit is both appropriate and common for executives based on information reviewed by the Committee at the time the plans were established.

Mr. McGurk, Mr. Crawford, Mr. Trachimowicz, Mr. Santarelli and Mr. Buchholz received automobile allowances, and Mr. Crawford, Mr. Kucia and Mr. Santarelli received club dues reimbursement, the value of which is disclosed in the notes to the Summary Compensation Table.

Death Benefits for Certain Officers

The Bank maintains an unfunded plan for a select group of officers whose lives have been insured by Bank Owned Life Insurance (“BOLI”) pursuant to which $25,000 is payable to a beneficiary designated by the officer upon the death of the officer while actively employed by the Bank or after the officer’s retirement in accordance with the terms of the Bank’s defined benefit Retirement Plan. The benefits of the Plan are primarily for the Bank but each policy provides that a $25,000 portion of the proceeds upon death be paid to the officer’s estate.

Executive Employment/Severance Agreements

The Company has entered into employment agreements with change of control provisions with all of its Named Executive Officers and certain non-executive officers. All of these contracts reflect a term of one year except Mr. Crawford, CEO who has a three year contract resulting from his new hire in 2011. The Company believes these agreements are necessary and appropriate to provide a level of financial security to officers important to the success of the Company in the event a change of control affecting the Company occurs. All of the contracts providing change of control protection contain “double trigger” provisions which only provide change of control compensation to the officers if there is both a change of control at the Company and the officer either has his or her employment terminated or he or she terminates with “good reason.”

For contracts effective January 1, 2011, the Committee approved changes on the following provisions:

•

Eliminated tax gross-up provision and provided best net benefit which if the executive is subject to excise tax on any payments made in connection with a change-in-control, the executive will receive the greater of the full amount of payments (less any excise and income taxes) or $1 less than the amount that would trigger an excise tax obligation.

•	Required “double trigger” for the acceleration of vesting and exercisability of equity compensation upon a change-in-control.

•	Reduced the multiplier for termination outside of a change-in-control from 3 times to 1.5 times the sum of base pay and bonuses.

Tax, Accounting and Other Considerations

The Compensation Committee considers the effects of tax and accounting treatments when it determines executive compensation. For example, in 1993, the Internal Revenue Code was amended to disallow publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million (section 162(m) of the Code), unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring Rockville’s compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation. The Committee reserves the right, however, in the exercise of its business judgment, to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Code. The employment contracts for the Named Executive Officers other than Mr. McGurk were recommended in 2011 and contain change of control limitation provisions such that if the change of control payment to any of the executive officers exceeds the limit on such payments pursuant to Internal Revenue Code Section 280G, the payment will be reduced so it does not exceed that limit. Mr. McGurk’s employment contract traditionally contained a 280G tax “gross up” provision and no change was made to his contract in 2011 given his pending retirement and the unlikely event that the Company would experience a change of control before his retirement. The Compensation Committee takes into consideration the accounting effects of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 in determining vesting periods for stock options and restricted stock awards under the Rockville Financial, Inc. 2006 Stock Incentive Award Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed with Management the “Compensation Discussion and Analysis” disclosure appearing above in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which incorporates by reference the disclosure contained in this Proxy Statement.

March 15, 2012

The Compensation Committee:

Kristen A. Johnson, Chairman

David A. Engelson, Vice Chairman

C. Perry Chilberg

Raymond H. Lefurge, Jr.

Rosemarie Novello Papa

COMPENSATION OF EXECUTIVE OFFICERS AND TRANSACTIONS WITH MANAGEMENT

Summary Compensation Table

The following table sets forth certain information with respect to the compensation of our principal executive officer, principal financial officer, three most highly compensated executive officers, former principal executive officer and one former executive officer during 2011. Each individual listed in the table below may be referred to as a Named Executive Officer or NEO or Executive Officer. The material terms of each officer’s employment agreement are described above on page 24. No options or other equity-based awards were repriced or otherwise modified during 2011 for the Named Executive Officers. A portion of 2011 compensation as reflected in the following table is represented by the value attributable to restricted stock and stock options granted in the fourth quarter.

Name and Principal Position (a)	Year (b)	Salary(7) (c)$	Bonus(8) (d)$	Stock(9) Awards (e)$	Option Awards (10) (f)$	Non-Equity Incentive Plan Compensation (11) (g)$	Change in Pension Value and Nonqualified Deferred Compensation Earnings(12) (h)$	All Other Compensation (13) (i)$	Total (j)$
William H. W. Crawford, IV(1) President and Chief Executive Officer	2011	399,231	300,000	64,990	184,996	205,000	0	169,921	1,324,138

John T Lund(2) Executive Vice President, Chief Financial Officer and Treasurer	2011 2010 2009	194,746 158,693 146,531	0 0 0	29,393 16,875 13,860	54,598 20,930 19,063	90,000 66,654 58,679	56,570 56,112 0	41,811 29,314 18,219	467,118 348,578 256,352

Richard J. Trachimowicz Executive Vice President, Human Capital	2011 2010 2009	197,111 172,092 142,302	0 0 0	17,585 25,313 20,790	32,660 28,119 18,605	100,580 95,998 57,061	269,838 370,758 66,554	46,860 32,561 25,600	664,634 724,841 330,912

Mark A. Kucia(3) Executive Vice President, Commercial Banking Officer	2011 2010	191,977 158,807	0 0	28,272 22,500	52,517 15,561	92,800 66,654	53,062 181,504	43,487 28,277	462,115 473,303

Marino J. Santarelli(4) Executive Vice President, Chief Operating Officer	2011	105,769	0	43,744	81,472	100,000	0	24,093	355,078

William J. McGurk(5) Former President and Chief Executive Officer	2011 2010 2009	146,135 432,772 432,772	140,000 0 0	0 0 32,109	0 161,070 94,855	95,238 265,181 247,600	104,681 221,082 505,387	4,587,271 84,922 74,546	5,073,325 1,165,027 1,387,269

Christopher E. Buchholz (6) Former Executive Vice President	2011 2010 2009	114,958 208,858 197,809	0 0 0	0 28,125 23,100	0 32,100 34,313	0 108,249 99,148	180,289 39,625 173,984	936,279 46,165 39,091	1,231,526 567,445 481,482

(1)	Mr. Crawford was hired on January 3, 2011 as Senior Executive Vice President and named successor to Mr. McGurk, and became the President and Chief Executive Officer on April 26, 2011 upon Mr. McGurk’s retirement.
(2)	Mr. Lund was hired on December 3, 2008 and became a Named Executive Officer in 2009.
(3)	Mr. Kucia became a Named Executive Officer in 2010.
(4)	Mr. Santarelli was hired as Executive Vice President, Chief Operating Officer on July 18, 2011.

(5)	Mr. McGurk retired from the President and Chief Executive Officer position on April 26, 2011.
(6)	Mr. Buchholz retired from the Bank on June 30, 2011. He would have been included in the three most highly compensated officers if he had not retired. Therefore, we included his information.
(7)	Reflects actual base salary amounts paid for fiscal years 2009-2011. Annualized base salaries as of December 31, 2011 were as follows: Mr. Crawford: $410,000; Mr. Lund: $210,000; Mr. Trachimowicz: $201,160; Mr. Kucia: $202,000; Mr. Santarelli: $146,319; Mr. McGurk: $481,000; and Mr. Buchholz: $226,833.
(8)	The amount shown represents the sign on bonus for Mr. Crawford and the bonus for Mr. McGurk was a special discretionary award in recognition of his long term leadership and sustained strong financial performance and condition of the Company despite the recent unprecedented financial crisis of recent years.
(9)	These amounts represent the aggregate grant date fair value of restricted stock awards made pursuant to Rockville’s 2006 Stock Incentive Award Plan determined in accordance with FASB Topic 718. All restricted stock awards vest 20% upon grant and 20% per year over the next four years. Assumptions made in valuing these awards are disclosed in footnote 14, “Share-Based Compensation” to Rockville’s Consolidated Financial Statements for the year ended December 31, 2011 as contained in Rockville’s Annual Report on Form 10-K incorporated herein by reference.
(10)	These amounts represent the aggregate grant date fair value of stock option awards made pursuant to Rockville’s 2006 Stock Incentive Award Plan determined in accordance with FASB Topic 718. The stock options awarded in December 2006 vested on December 13, 2008. All other stock option awards vest 20% upon grant and 20% per year over the next four years. Assumptions made in valuing these awards are disclosed in footnote 14, “Share-Based Compensation” to Rockville’s Consolidated Financial Statements for the year ended December 31, 2011 as contained in Rockville’s Annual Report on Form 10-K incorporated herein by reference.
(11)	Reflects the annual bonus award earned for fiscal year 2011 under the Rockville Bank Officer Incentive Compensation (OICP) Plan.
(12)	Reflects the change in the present value of the life annuity from fiscal year end 2010 to 2011 for both the qualified and non-qualified defined benefit retirement plans (The Retirement Plan of Rockville Bank, SERP, Supplemental Savings and Retirement Plan, and Supplemental Executive Retirement Agreement). Change in Pension Value as follows:

Name	Retirement Plan (Pension)	Supplemental Executive Retirement Plan		Supplemental Savings & Retirement Plan		Supplemental Executive Ret. Agreement		Total
		(SERP)				(Flat $ Benefit)
William H.W. Crawford, IV	$0	$0		$0		$0		$0
John T. Lund						56,570	(b)	56,570
Richard J. Trachimowicz	220,832					49,006		269,838
Mark A. Kucia						53,062		53,062
Marino J. Santarelli								0
William J. McGurk	104,681		(a)		(a)			104,681
Christopher E. Buchholz						180,289	(c)	180,289

(a)	Participant received a lump sum payout of his benefit from the plans and is not entitled to any future payments from the plans.
(b)	Participant is not yet vested in the benefit under this plan.
(c)	Upon his Retirement and Release Agreement, the benefit term has been changed to provide full benefits without reduction from early termination (before age 60). The value provided here reflects the value of term changes.

(13)	All Other Compensation includes 401(k) matching contributions, car allowance, ESOP contributions, Company Contribution to Supplemental Savings and Retirement Plan, Group term life insurance premium and dividends on restricted stock awards.

The following table shows individual amounts for fiscal year 2011 included in the “All Other Compensation” column.

All Other Compensation – Break Out

Name and Principal Position	401(k)(a)	Employee Stock Ownership Plan(b)	Bank Owned Life Insurance(c)	Group Term Life Insurance(d)	Dividend Paid(e)	Car Allowance(f)	Supplemental Savings and Retirement Plan	Other(g)	Total
William H.W. Crawford, IV	$7,350	$24,941	$84	$253	$1,011	$8,654	$54,224	$73,404	$169,921

John T. Lund	13,155	24,941	84	306	847	0	2,478	0	41,811

Richard J. Trachimowicz	7,350	24,941	168	1,689	1,480	6,000	5,232	0	46,860

Mark A. Kucia	13,084	24,941	84	460	1,362	0	406	3,150	43,487

Marino J. Santarelli	0	0	84	244	505	2,538	0	20,722	24,093

William J. McGurk	7,350	24,941	84	4,279	1,647	1,616	50,073	4,497,281	4,587,271

Christopher E. Buchholz	13,863	24,029	0	1,113	1,343	3,461	299	892,171	936,279

(a)	Rockville’s matching contributions to the qualified defined contribution 401(k) retirement plan.
(b)	Rockville’s contributions allocated under the Employee Stock Ownership Plan during 2011. As of December 31, 2011, the executives were vested in the following portions of their total shares: 100% for Mr. Trachimowicz, Mr. Kucia, Mr. McGurk and Mr. Buchholz; 40% for Mr. Lund; and 0% for Mr. Crawford and Mr. Santarelli.

(c)	The cost of a $25,000 death benefit through Bank Owned Life Insurance. Mr. Trachimowicz has two such benefits.
(d)	Group term life insurance premiums for coverage in excess of $50,000.
(e)	Dividends paid on unvested, time-vesting restricted stock.
(f)	Mr. McGurk’s car allowance reflects his personal use of a company car.
(g)	Mr. Crawford’s Other Compensation includes club dues reimbursement of $660 and $72,744 of relocation expenses. Mr. Kucia’s Other Compensation includes flex credits to offset the cost of health/dental insurance and club dues reimbursement. Mr. Santarelli’s Other Compensation includes club dues reimbursement of $528 and $20,194 of relocation expenses. Mr. McGurk’s Other Compensation includes Deferred Compensation Payout of $581,460, SERP payout of $2,518,728 (including interest), SSRP payout of $1,262,651 (including interest), retro pay of $1,854, Paid Time-off Salary of $59,200, consulting fees of $68,000 and reimbursable expenses per his consulting agreement of $5,388. Mr. Buchholz’s Other Compensation includes flex credits to offset the cost of health/dental insurance of $98, SERP adjustment value of $470,626 and Retirement and Release Agreement payment of $421,447.

Grants of Plan-Based Awards

The following table presents information on plan-based compensation in 2011 for the Named Executive Officers. The restricted stock and stock option awards were granted in 2011 under Rockville’s 2006 Stock Incentive Award Plan, described below. These restricted stock and stock option awards vest over a five-year period.

Name (a)	Grant Date(1) (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Stock Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards(3) ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(4) ($/Sh) (l)
		(c)	(d)	(e)
		Threshold ($)	Target ($)	Maximum ($)

William H.W. Crawford, IV	3/15/11	$102,500	$205,000	$256,250	6,166	44,685	10.54	249,986

John T. Lund	9/2/11	42,000	84,000	105,000	3,094	15,689	9.50	83,991

Richard J. Trachimowicz	9/2/11	50,290	100,580	125,725	1,851	9,385	9.50	50,244

Mark A. Kucia	9/2/11	40,400	80,800	101,000	2,976	15,091	9.50	80,789

Marino J. Santarelli	8/5/11	50,000	100,000	125,000	4,505	22,260	9.71	125,215

William J. McGurk		47,619	95,238	119,048	0	0		0

Christopher E. Buchholz		0	0	0	0	0		0

(1)	This column shows the date of the grant for all awards granted in 2011.
(2)	For Mr. Crawford, the Annual Incentive Compensation Plan target represents 50% of base salary. All other executives’ Annual Incentive Compensation Plan targets as a percentage of base salary are as follows: Mr. Lund – 40%, Mr. Trachimowicz – 50%, Mr. Kucia – 40% and Mr. Santarelli – 40%. Mr. McGurk’s incentive target is at 60% of base salary and pro-rated for his time of service (33%). Incentive opportunity ranges from 50% to 125% of target.
(3)	Exercise price represents the closing price on the grant date.
(4)	For stock option awards column (l) reflects the grant date FASB Topic 718 fair value for awards disclosed in column (j); the Black-Scholes value is $4.14 per share for the grant dated January 3, 2011, is $3.66 per share for the grant dated August 5, 2011 and is $3.48 per share for the grants dated September 2, 2011. Assumptions made in valuing these awards are disclosed in footnote 14, “Share-Based Compensation” to Rockville’s Consolidated Financial Statements for the year ended December 31, 2011 as contained in Rockville’s Annual Report on Form 10-K incorporated herein by reference.

2006 Stock Incentive Award Plan

The Board of Directors and shareholders of the Company approved the Rockville Financial, Inc. 2006 Stock Incentive Award Plan in 2006. The Board of Directors believes that the ability to grant stock options, stock awards, stock appreciation rights and/or performance awards is an important component of the Company’s overall compensation philosophy. In order to attract, retain and motivate qualified employees and Board members, the Board believes the Company must offer market competitive, long-term compensation opportunities. The Board believes that the availability of stock-based benefits is a key component in this strategy and that this strategy also furthers the objective of aligning the interests of Management and Company shareholders.

The following table sets forth certain information with respect to the value of all unexercised options and unvested stock awards previously awarded to each Named Executive Officer as of December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable Options (#)	Number of Securities Underlying Unexercised Options(1) Unexercisable (#)	Equity Incentive Plan Awards Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William H.W. Crawford IV	3/15/11	8,937	35,748	—	10.54	3/15/21	4,933	51,106	—	—

John T. Lund	9/2/11	3,138	12,551	—	9.50	9/2/21	2,475	25,641	—	—
	11/15/10	2,790	4,186	—	7.42	11/15/20	1,365	14,141	—	—
	3/16/09	5,687	3,792	—	6.09	3/16/19	910	9,428	—	—

Richard J. Trachimowicz	9/2/11	1,877	7,508	—	9.50	9/2/21	1,481	15,343	—	—
	11/15/10	3,749	5,624	—	7.42	11/15/20	2,047	21,207	—	—
	3/16/09	5,551	3,700	—	6.09	3/16/19	1,365	14,141	—	—
	2/20/08	7,886	1,972	—	7.90	2/20/18	1,517	15,716	—	—
	8/14/07	9,858	0	—	9.46	8/14/17	0	0	—	—
	12/13/06	3,033	0		11.72	12/13/16	0	0

Mark A. Kucia	9/2/11	3,018	12,073	—	9.50	9/2/21	2,381	24,667	—	—
	11/15/10	2,075	3,112	—	7.42	11/15/20	1,820	18,855	—	—
	3/16/09	5,687	3,792	—	6.09	3/16/19	1,213	12,567	—	—
	2/20/08	7,886	1,972	—	7.90	2/20/18	1,213	12,567	—	—

Marino J. Santarelli	8/5/11	4,452	17,808	—	9.71	8/5/21	3,604	37,337	—	—

William J. McGurk(4)	11/15/10	53,691	0	—	7.42	4/26/16	0	0	—	—
	3/16/09	47,169	0	—	6.09	4/26/16	0	0	—	—
	2/20/08	45,501	0	—	7.90	4/26/16	0	0	—	—
	8/14/07	45,501	0	—	9.46	4/26/16	0	0	—	—
	12/13/06	45,501	0	—	11.72	4/26/16	0	0	—	—

Christopher E. Buchholz(5)	—	—	0	—	—	—	0	0	—	—

(1)	The options granted on December 13, 2006 vested on December 13, 2008, the options granted on August 14, 2007 vested 20% on each August 14, 2007-2011, the options granted on each February 20, 2008 vest 20% on each February 20, 2008-2012, the options granted on March 16, 2009 vest 20% on each March 16, 2009-2013, the options granted on November 15, 2010 vest 20% on each November 15, 2010-2014, the options granted on March 15, 2011 vest 20% on March 15, 2011 and 20% on each January 3, 2012-2015, the options granted on August 5, 2011 vest 20% on August 5, 2011 and 20% on each July 18, 2012-2015, and the options granted on September 2, 2011 vest 20% on each September 2, 2011-2015.
(2)	Vesting dates for the stock awards are as follows: The restricted stock awarded on February 20, 2008, 20% on each February 20, 2008-2012, the restricted stock awarded on March 16, 2009, 20% on each March 16, 2009-2013, the restricted stock on November 15, 2010, 20% on each November 15, 2010-2014, the restricted stock granted on March 15, 2011 vest 20% on March 15, 2011 and 20% on each January 3, 2012-2015, the restricted stock granted on August 5, 2011 vest 20% on August 5, 2011 and 20% on each July 18, 2012-2015, and the restricted stock granted on September 2, 2011 vest 20% on each September 2, 2011-2015.
(3)	Market values are based on the closing market price of the Company’s stock of $10.36 on December 31, 2011.
(4)	Upon retirement, all unvested restricted stock and stock options are vested and become exercisable. Option exercise period after retirement is 5 years so all his options are still exercisable.
(5)	Upon termination, all unvested restricted stock and stock options are vested and become exercisable. However, option exercise period for termination is 90 days and all options expired without exercise.

The following information sets forth the stock awards vested and stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2011.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
William H.W. Crawford, IV	0	0	1,233	12,996
John T. Lund	0	0	1,529	15,376
Richard J. Trachimowicz	0	0	3,251	33,158
Mark A. Kucia	0	0	3,022	30,649
Marino J. Santarelli	0	0	901	8,749
William J. McGurk	0	0	28,642	290,380
Christopher E. Buchholz	0	0	11,374	113,889

(1)	Value reflects the vested shares at the vesting price on February 22, 2011 of $10.16, March 15, 2011 of $10.54, March 16, 2011 of $10.55, April 26, 2011 of $10.09, June 30, 2011 of $9.90, August 5, 2011 of $9.71, September 2, 2011 of $9.50 and November 15, 2011 of $10.32.

Supplemental Executive Retirement Plan

The Bank has adopted the Supplemental Executive Retirement Plan (the “SERP”) for the purpose of providing designated executives of Rockville Bank with supplemental retirement benefits. Mr. McGurk has been designated by the Compensation Committee for participation in the SERP which provides him with a retirement benefit equal to 70% of his average annual earnings over the 12-month period during the last 120 months of employment producing the highest average or, if higher, his current annual earnings, which include base salary plus annual incentive compensation. The SERP benefit is offset by the executive’s benefits under the tax-qualified Retirement Plan and the Supplemental Savings and Retirement Plan.

Participants in the SERP are entitled to their benefit upon the later of termination of employment or attainment of age 60, subject to the completion of five years of service with the Bank. Benefits under the SERP are payable in monthly installments in the form of a straight life annuity unless the participant has made a lump sum election in accordance with the terms of the SERP. A participant may elect to receive all, none or a specified portion of his or her retirement benefit as a lump sum determined on the basis of the interest rate and mortality assumptions used to calculate benefits under the tax-qualified Retirement Plan. Any such lump sum election must be made prior to the date of the participant’s commencement of participation in the SERP; otherwise, such an election becomes effective only if the participant remains in the employment of the Bank for the full 12 calendar months immediately following the date of the election (except in the case of death or disability) and payment of such lump sum pursuant to such election is not made until the fifth anniversary of the date on which payment would otherwise have been made.

In the event that a participant who has made an election dies or becomes disabled during the 12-calendar month period following the election date, the requirement to remain employed during such 12-month period will be deemed to have been satisfied. Benefits under the SERP are not payable if barred by any action of the Connecticut Banking Commissioner or the Federal Deposit Insurance Corporation. Moreover, benefits are not payable if the participant is in breach of any non-competition or other restrictive covenant agreement in such participant’s employment or change in control agreement or if the participant has been discharged from employment for cause. In the event of a participant’s death, the participant’s spouse will receive a benefit equal to 100% of the benefit that would have been provided from the SERP had the participant retired on the date of death and commenced benefits on the later of the date the participant would have attained age 60 or the date of the participant’s death; provided, however, that in calculating the participant’s benefit, the offset attributable to the participant’s tax-qualified Retirement Plan shall be determined on the basis of the 50% survivor annuity payable to the spouse under the tax-qualified Retirement Plan.

Upon the death of a participant after benefits commence under the SERP, 100% of the benefit that the participant was receiving at the time of death will be continued to his or her spouse; provided, however, that if a participant previously received a lump sum payment of all or a portion of the participant’s retirement benefit, such death benefit to the participant’s surviving spouse shall be proportionately reduced.

In the event of the death of a participant who has one or more children who are dependents for federal income tax purposes and whose spouse dies while such child is a dependent, 100% of the benefit payable to the participant or the spouse, as the case may be, shall be continued to such dependent(s) for so long as any child remains a dependent. In 2008, the Compensation Committee amended the SERP to comply with new Section 409A of the Internal Revenue Code and its regulations.

Supplemental Executive Retirement Agreement

Rockville Bank established Supplemental Executive Retirement Agreements (the “Agreements”) for Mr. Kucia, Mr. Lund and Mr. Trachimowicz to supplement their individual retirement benefits from other sources. After five years of service or termination before five years of service due to disability, each executive is entitled to receive a retirement benefit for twenty years in monthly installment payments. If a termination occurs after five years of service but before the age of 60, the retirement benefit is reduced 5% per year for the period that precedes the individual’s attainment of age 65. However, if a termination occurs before age 60 due to disability, without cause or for good reason, the full benefit will be provided later, of when the individual attainment of age 60. Termination upon change in control or death will provide full benefit regardless of a service period immediately following the event.

Pension Benefits

The following table provides information regarding the retirement benefits for the NEOs under the Company’s tax-qualified defined benefit and supplemental executive retirement plans, namely the Retirement Plan of Rockville Bank, Supplemental Executive Retirement Plan, Supplemental Executive Retirement Agreement, and Supplemental Savings and Retirement Plan, described below.

Name	Number of Years Credited Service	Present Value of Accumulated Benefit($)	Payments During Last Fiscal Year($)

William H. W. Crawford, IV	1.00	0	0
John T. Lund(1)
Supplemental Executive Retirement Agreement (Flat $ Benefit)	3.08	112,682	0
Richard J. Trachimowicz
Retirement Plan of Rockville Bank	16.00	717,509	0
Supplemental Executive Retirement Agreement (Flat $ Benefit)	15.58	304,845	0
Mark A. Kucia
Supplemental Executive Retirement Agreement (Flat $ Benefit)	6.17	234,566	0
Marino J. Santarelli(1)	0.50	0	0
William J. McGurk
Retirement Plan of Rockville Bank(2)	31.33	2,400,833	111,023
Supplemental Executive Retirement Plan of Rockville Bank (70% SERP) (3)	31.17	0	2,518,728
Supplemental Savings & Retirement Plan of Rockville Bank (Article V – Supplemental Pension Benefit) (4)	31.33	0	1,262,651
Christopher E. Buchholz(5)
Supplemental Executive Retirement Agreement (Flat $ Benefit)	5.08	521,407	0

(1)	Participant is not yet vested in the benefit under this plan.
(2)	William J. McGurk retired on April 26, 2011 and commenced receipt of his retirement benefits from The Retirement Plan of Rockville Bank on May 1, 2011.
(3)	William J. McGurk retired and received a lump sum payout of his benefit from the Supplemental Executive Retirement Plan (70% SERP) during 2011. As of 12/31/11, he is not entitled to any future payments from this plan. The value of his lump sum payments was $2,517,469 on May 1, 2011. However, in accordance with the plan, actual payment was deferred six months. The lump sum as of November 1, 2011 with interest adjustment was $2,518,728.
(4)	William J. McGurk retired and received a lump sum payout of his benefit from the Supplemental Executive Retirement Plan (Article 5 – Supplemental Pension Benefit) during 2011. As of 12/31/11, he is not entitled to any future payments from this plan. The value of his lump sum payments was $1,262,020 on May 1, 2011. However, in accordance with the plan, actual payment was deferred six months. The lump sum as of November 1, 2011 with interest adjustment was $1,262,651.
(5)	With Christopher Buchholz’s June 30, 2011 date of retirement, a reduced benefit would have been payable from his Supplemental Executive Retirement Agreement at age 60. His Employment Agreement was modified during 2011 so that no reduction would be applied upon termination. With this change, benefits are no longer payable from the Supplemental Executive Retirement Agreement and are now provided for in his Employment Agreement and continue to be disclosed here. The discount rate used for December 31, 2011 calculations was 3.85%.

Non-Qualified Deferred Compensation

Rockville maintains one non-qualified defined contribution plan, the Supplemental Savings and Retirement Plan.

The Bank adopted the Supplemental Savings and Retirement Plan, which was implemented in connection with the reorganization and offering that took place in 2005. This plan provides restorative payments to executives designated by the Compensation Committee who are prevented from receiving the full benefits contemplated by the tax-qualified Retirement Plan, 401(k) Plan and Employee Stock Ownership Plan. All NEOs participate in the plan. The restorative payments under the plan consist of payments in lieu of shares that cannot be allocated to the participant’s account under the Employee Stock Ownership Plan, deferrals and payments for employer safe harbor or matching contributions that cannot be made under the 401(k) Plan due to the legal limitations imposed on the 401(k) Plan and payments for benefits that cannot be paid under the Retirement Plan due to legal limitations imposed on benefits payable from the Retirement Plan.

The following table provides information in respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax qualified.

Name	Executive Contributions in Last FY($)	Registrant Contributions in Last FY($)(1)	Aggregate Earnings in Last FY($)(2)	Aggregate Withdrawals / Distributions($)	Aggregate Balance at Last FYE($)
William H.W. Crawford	0	54,224	0	0	54,224
John T. Lund	0	2,478	0	0	2,478
Richard J. Trachimowicz	0	5,232	0	0	5,232
Mark A. Kucia	0	406	0	0	406
Marino J. Santarelli	0	0	0	0	0
William J. McGurk	24,234	50,073	29,133	(581,460)	50,073
Christopher E. Buchholz	0	299	(1,811)	0	11,467

(1)	2011 deferred compensation match on current year deferrals.
(2)	2011 deferred compensation interest accrued on all deferrals.

Potential Payments Upon Termination or Change in Control

The Bank and the Company have employment agreements with our Named Executive Officers Messrs. Crawford, Lund, Trachimowicz and Santarelli. All of these contracts except the contract with Mr. Crawford, CEO reflect a term of one year ending on December 31, 2012 and may be extended on an annual basis upon written notice provided by the Compensation Committee. The contract with Mr. Crawford, CEO had an initial three year term ending on December 31, 2013 which may be extended annually upon written notice from the Compensation Committee.

Under specified circumstances including change in control, termination for reasons other than cause or resignation due to good reason, the employment agreements provide for certain additional payments. However, the Named Executive Officer’s employment may be terminated for cause without incurring any continuing obligations.

In considering the change in control provisions for the employment agreements, the Compensation Committee was mindful of the Company’s intent to remain independent. Accordingly, the Committee believes a change in control situation triggering these provisions, and therefore the payment of the change in control amounts, is unlikely. Conversely, the change in control provisions may also serve as a defensive deterrent to an unwanted change in control overture.

Payments and Benefits upon any Termination

Executive officers are entitled to receive earned and unpaid compensation upon any termination of employment. In addition, all unvested stock awards and all unvested stock options held by the Named Executive Officers will be forfeited upon termination of employment, except death, disability, retirement and change-in-control.

Death

The Named Executive Officer’s survivor is entitled to receive earned and unpaid compensation upon the death of the Named Executive Officer and all unvested stock awards and all unvested stock options held by the Named Executive Officer will be accelerated and the beneficiary can exercise the options at any time within five years from the termination. In addition, the health care benefit will be provided for the maximum COBRA continuation period available to Executive’s surviving spouse and eligible dependents, if any.

Disability

The Named Executive Officer is entitled to receive earned and unpaid compensation upon the separation from service due to disability of the Named Executive Officer and all unvested stock awards and all unvested stock options held by the Named Executive Officer will be accelerated and the Named Executive Officer can exercise the options at any time within five years from the termination. In addition, the health care benefit, long-term disability and group-term life insurance will be continued until the Named Executive Officer is eligible for Medicare.

Retirement

The Named Executive Officer is entitled to receive earned and unpaid compensation upon the retirement of the Named Executive Officer and the vesting of all unvested stock awards and all unvested stock options held by the Named Executive Officer will be accelerated and the Named Executive Officer can exercise the options at any time within five years from the termination. In addition, the health care benefit will be continued until the Named Executive Officer is eligible for Medicare.

Voluntary Termination or Involuntary Termination for Cause

A Named Executive Officer who voluntarily terminates employment is not entitled to any additional benefits.

Involuntary Termination Without Cause or Voluntary Termination for Good Reason

The Named Executive Officer is entitled to

•

One and a half times (three times for CEO) the sum of the Named Executive Officer’s Base Salary immediately prior to termination plus an amount equal to the greater of the Named Executive Officer’s annual target incentive compensation potentially payable in cash to the Named Executive Officer for the year of termination or the Named Executive Officer’s annual incentive compensation that became payable in cash to the Named Executive Officer for the latest year preceding the year of termination.

•

A lump sum payment equal to the pro-rata portion of the Named Executive Officer’s annual target incentive compensation potentially payable in cash to the Named Executive Officer for the year of termination.

•

A lump sum payment equal on an after-tax basis to the present value of the total cost of the medical coverage under the Health Plan that would have been incurred by both the Named Executive Officer and the Bank for the period of three years (one and a half years for CEO).

•	A lump sum payment equal on an after-tax basis to the cost of continuing coverage under the Bank’s group long-term disability and group life insurance policies for three years.

Involuntary Termination or Voluntary Termination for Good Reason Within Two Years after Change-in-Control

Upon an involuntary termination after Change-in-Control, the Named Executive Officer is entitled to

•

Three times the sum of the Named Executive Officer’s Base Salary immediately prior to termination plus an amount equal to the greater of the portion of the Executive’s annual target incentive compensation potentially payable in cash to the Named Executive Officer for the year of termination or the portion of the Named Executive Officer’s annual incentive compensation that became payable in cash to the Named Executive for the latest year preceding the year of termination.

•

A lump sum payment equal to the pro-rata portion of the Named Executive Officer’s annual target incentive compensation potentially payable in cash to the Named Executive Officer for the year of termination.

•

A lump sum payment equal on an after-tax basis to the present value of the total cost of the medical coverage under the Health Plan that would have been incurred by both the Named Executive Officer and the Bank for three years.

•	A lump sum payment equal on an after-tax basis to the cost of continuing coverage under the Bank’s group long-term disability and group life insurance policies for three years.

•

If the benefits in connection with a change in control are subject to the tax on excess parachute payments under Section 4999 of the Internal Revenue Code, the higher of 1] reduced payments to the Named Executive Officer to the maximum amount that will not result in an excess parachute payment or 2] full payments will be provided but the Named Executive Officer will be responsible for paying the excise tax if incurring the excise tax leaves the Named Executive Officer in a better after-tax position.

The tables below reflect the compensation and benefits due to each of the Named Executive Officers, following or in connection with any termination of employment. The amounts shown assume that each termination of employment was effective as of December 31, 2011, and the fair market value of the Company’s common stock was $10.36, the closing price of common stock on the NASDAQ Global Select Stock Market on that date. The amounts shown in the table are estimates of the amounts which would be paid upon termination of employment. Actual amounts to be paid can only be determined at the time of the termination of employment.

The following table describes the potential payments based upon a hypothetical termination or a change in control of the Company on December 31, 2011 for William H.W. Crawford, IV. Column (d) assumes an involuntary termination of the executive in mid-year as opposed to the mere expiration of the term of his one year employment agreement, for which termination payments would be substantially less:

Executive benefits and Payments Upon Termination (a)	Voluntary Termination $ (b)	Normal Retirement $ (c)	Involuntary Not For Cause Termination $ (d)	For Cause Termination $ (e)	Involuntary or Good Reason Termination within 2 Years of a CIC $ (f)	Death $ (g)	Disability $ (h)
Compensation:

Base Salary	0	0	1,845,000	0	1,845,000	0	0

Short-Term Incentive	0	0	205,000	0	205,000	205,000	205,000

Stock Option Unvested and Accelerated (1)	0	0	0	0	0	0	0
Restricted Stock Unvested and Accelerated	0	0	51,106	0	51,106	51,106	51,106

Benefits and Perquisites:
Health and Welfare Benefit Continuation (2)	0	0	55,726	0	109,451	104,640	824,972
280G Tax & Scale Back	0	0	0	0	(74,279)	0	0

Total:	0	0	2,156,832	0	2,136,278	360,746	1,081,078

(1)	The stock options granted on 12/13/2006 and 3/15/2011 had exercise prices higher than the stock’s closing price as of 12/30/2011.
(2)	Includes postretirement health care, postretirement life insurance, health care continuation for eligible non-spouse dependent only, group term life benefit and long-term disability benefit.

The following table describes the potential payments based upon a hypothetical termination or a change in control of the Company on December 31, 2011 for John T. Lund. Column (d) assumes an involuntary termination of the executive in mid-year as opposed to the mere expiration of the term of his one year employment agreement, for which termination payments would be substantially less:

Executive benefits and Payments Upon Termination (a)	Voluntary Termination $ (b)	Normal Retirement $ (c)	Involuntary Not For Cause Termination $ (d)	For Cause Termination $ (e)	Involuntary or Good Reason Termination within 2 Years of a CIC $ (f)	Death $ (g)	Disability $ (h)
Compensation:

Base Salary	0	0	441,000	0	882,001	0	0

Short-Term Incentive	0	0	84,000	0	84,000	90,000	90,000

Stock Option Unvested and Accelerated (1)	0	0	39,292	0	39,292	39,292	39,292
Restricted Stock Unvested and Accelerated	0	0	49,210	0	49,210	49,210	49,210
Benefits and Perquisites:
Health and Welfare Benefit Continuation (2)	0	0	109,421	0	109,421	104,640	1,007,557
Supplemental Executive Retirement Agreement Acceleration	0	0	0	0	475,946	475,946	225,003

280G Tax & Scale Back	0	0	0	0	0	0	0

Total:	0	0	722,923	0	1,639,870	759,088	1,411,062

(1)	The stock options granted on 12/13/2006 and 3/15/2011 had exercise prices higher than the stock’s closing price as of 12/30/2011.
(2)	Includes postretirement health care, postretirement life insurance, group term life benefit and long-term disability benefit.

The following table describes the potential payments based upon a hypothetical termination or a change in control of the Company on December 31, 2011 for Richard J. Trachimowicz. Column (d) assumes an involuntary termination of the executive in mid-year as opposed to the mere expiration of the term of his one year employment agreement, for which termination payments would be substantially less:

Executive benefits and Payments Upon Termination (a)	Voluntary Termination $ (b)	Normal Retirement $ (c)	Involuntary Not For Cause Termination $ (d)	For Cause Termination $ (e)	Involuntary or Good Reason Termination within 2 Years of a CIC $ (f)	Death $ (g)	Disability $ (h)
Compensation:

Base Salary	0	0	452,610	0	905,221	0	0

Short-Term Incentive	0	0	100,580	0	100,580	100,580	100,580

Stock Option Unvested and Accelerated (1)	0	0	43,642	0	43,642	43,642	43,642
Restricted Stock Unvested and Accelerated	0	0	66,407	0	66,407	66,407	66,407
Benefits and Perquisites:
Health and Welfare Benefit Continuation (2)	0	0	81,607	0	81,607	34,323	229,714
The Retirement Plan of Rockville Bank	717,509	0	717,509	717,509	717,509	336,894	1,145,750
Supplemental Executive Retirement Agreement Acceleration (3)	239,298	0	375,370	0	407,954	407,954	375,370

280G Tax & Scale Back	0	0	0	0	0	0	0

Total:	956,807	0	1,837,725	717,509	2,322,920	989,800	1,961,463

(1)	The stock options granted on 12/13/2006 and 3/15/2011 had exercise prices higher than the stock’s closing price as of 12/30/2011.
(2)	Includes health care continuation, group term life benefit and long-term disability benefit. The value represents three years continuation of benefits grossed up for tax. For disability, benefit is assumed to continue until the participant is eligible for Medicare.

The following table describes the potential payments based upon a hypothetical termination or a change in control of the Company on December 31, 2011 for Mark A. Kucia. Column (d) assumes an involuntary termination of the executive in mid-year as opposed to the mere expiration of the term of his one year employment agreement, for which termination payments would be substantially less:

Executive benefits and Payments Upon Termination (a)	Voluntary Termination $ (b)	Normal Retirement $ (c)	Involuntary Not For Cause Termination $ (d)	For Cause Termination $ (e)	Involuntary or Good Reason Termination within 2 Years of a CIC $ (f)	Death $ (g)	Disability $ (h)

Compensation:

Base Salary	0	0	424,200	0	848,401	0	0

Short-Term Incentive	0	0	80,800	0	80,800	92,800	92,800

Stock Option Unvested and Accelerated (1)	0	0	40,575	0	40,575	40,575	40,575
Restricted Stock Unvested and Accelerated	0	0	68,656	0	68,656	68,656	68,656

Benefits and Perquisites:
Health and Welfare Benefit Continuation (2)	0	0	4,692	0	4,692	0	24,763
Supplemental Executive Retirement Agreement Acceleration	49,343	0	288,832		475,946	475,946	288,832
280G Tax & Scale Back	0	0	0	0	0	0	0

Total:	49,343	0	907,755	0	1,519,070	677,977	515,626

(1)	The stock options granted on 12/13/2006 and 3/15/2011 had exercise prices higher than the stock’s closing price as of 12/30/2011.
(2)	Includes health care continuation, group term life benefit and long-term disability benefit. The value represents three years continuation of benefits grossed up for tax. For disability, benefit is assumed to continue until the participant is eligible for Medicare.

The following table describes the potential payments based upon a hypothetical termination or a change in control of the Company on December 31, 2010 for Marino J. Santarelli. Column (d) assumes an involuntary termination of the executive in mid-year as opposed to the mere expiration of the term of his one year employment agreement, for which termination payments would be substantially less:

Executive benefits and Payments Upon Termination (a)	Voluntary Termination $ (b)	Normal Retirement $ (c)	Involuntary Not For Cause Termination $ (d)	For Cause Termination $ (e)	Involuntary or Good Reason Termination within 2 Years of a CIC $ (f)	Death $ (g)	Disability $ (h)
Compensation:

Base Salary	0	0	525,000	0	1,049,999	0	0

Short-Term Incentive	0	0	100,000	0	100,000	100,000	100,000

Stock Option Unvested and Accelerated (1)	0	0	11,575	0	11,575	11,575	11,575
Restricted Stock Unvested and Accelerated	0	0	37,337	0	37,337	37,337	37,337

Benefits and Perquisites:
Health and Welfare Benefit Continuation (2)	0	0	109,451	0	109,451	104,640	227,599
280G Tax & Scale Back	0	0	0	0	0	0	0

Total:	0	0	783,363	0	1,308,362	253,552	376,511

(1)	The stock options granted on 12/13/2006 and 3/15/2011 had exercise prices higher than the stock’s closing price as of 12/30/2011.
(2)	Includes health care continuation, group term life benefit and long-term disability benefit. The value represents three years continuation of benefits grossed up for tax. For voluntary termination or disability, benefit is assumed to continue until the participant is eligible for Medicare and for his spouse until the expiration of her COBRA continuation period.

Director Compensation

Director Fees

After the Compensation Committee reviewed again the results of the analysis on Board of Directors Compensation completed by Pearl Meyer & Partners in 2010, the decision was made to increase Board fees based on the Board having not received an increase in compensation since 2008, and also based on being warranted by the performance of the Company. The Compensation Committee recommended increasing Board of Directors meeting fees to $950 per meeting from $900 per meeting. Other Board of Directors Compensation also increased.

Each non-employee Director receives an annual retainer of $ 11,400, and $950 for each Board meeting and $850 for each Committee meeting that he or she attends. In addition to the above fees, the Chairman of the Board receives an annual retainer of $21,000, and the Vice Chairman of the Board, the Audit Committee Chairman, the Compensation Committee Chairman and the Asset/Liability Committee Chairman receive annual retainers of $11,400. The Company paid fees totaling $604,300 to non-employee Directors during the fiscal year ended December 31, 2011. Directors are not paid separately for their services on the Board of both the Company and the Bank.

Non-employee Directors did not receive stock awards during the year ended December 31, 2011.

The following table details the compensation paid to each of our non-employee Directors in 2011.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Michael A. Bars	60,050		0	0	0	0	0		60,050

C. Perry Chilberg	46,900		0	0	0	0	0		46,900

David A. Engelson	49,900		0	0	0	0	0		49,900

Pamela J. Guenard	29,950		0	0	0	0	0		29,950

Joseph F. Jeamel	52,825		0	0	0	0	59,501	(2)	112,326

Raymond H. Lefurge, Jr.	74,325		0	0	0	0	0		74,325

Kristen A. Johnson	52,850		0	0	0	0	0		52,850

Stuart E. Magdefrau	59,650		0	0	0	0	0		59,650

Thomas S. Mason	40,550	(1)	0	0	0	0	0		40,550

William J. McGurk	26,300		0	0	0	0	73,388	(2)	99,688

Rosemarie Novello Papa	37,125		0	0	0	0	0		37,125

Peter F. Olson	37,175		0	0	0	0	0		37,175

Richard M. Tkacz	36,700		0	0	0	0	0		36,700

(1)	Mr. Mason elected to defer 50% of his annual fees, $20,275.
(2)	Mr. Jeamel earning consulting fee income during the year 2011. Mr. McGurk earned consulting fee income following his April 26, 2011 retirement from the Bank. This is the same income also reported in the executive summary compensation table as All Other Compensation.

(3)	As of December 31, 2011, Directors have the following unvested shares; Bars – 6,370 shares; Chilberg – 6,370 shares; Engelson – 6,370 shares; Guenard – 6,370 shares; Jeamel – 4,095 shares; Johnson – 3,185 shares; Lefurge – 6,370 shares; Magdefrau – 6,370 shares; Mason – 6,370 shares; Papa – 6,370 shares; Olson – 6,370 shares; and Tkacz – 6,370 shares. Mr. McGurk did not have any unvested shares as of December 31, 2011.

Deferred Compensation Plan

The Bank maintains the Rockville Bank Non-Qualified Deferred Compensation Plan for Directors, a non-qualified plan that permits Directors to defer all or part of their total fees for a plan year in 25% increments. The participants in the Non-Qualified Deferred Compensation Plan direct the investment of their deferred amounts among several investment funds. Participants elect the method of payment of their deferral accounts either on a date certain or upon termination of their service as a Director. Participants may elect to receive the deferral amounts in a lump sum payment or in consecutive annual installments over a period not to exceed five years. The Bank accrued expenses totaling $20,275 to Directors in connection with this plan during the fiscal year ended December 31, 2011.

Compensation in the form of perquisites and other personal benefits provided by us has been omitted for all individual Directors as the total amount of those perquisites and personal benefits constituted less than $10,000 for 2010 for each.

Certain Relationships and Related Transactions

Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and must not involve more than the normal risk of repayment or present other unfavorable features. Notwithstanding this rule, federal regulations permit banks like Rockville Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all Bank employees and does not give preference to any executive officer or director over any other employee. Rockville Bank maintains certain loan programs whereby employees with one year of service or more, including executive officers and directors, may obtain loans with an interest rate discount. From time to time, Rockville Bank also makes loans and extensions of credit, directly and indirectly, to its executive officers and directors that are not part of an employee discount loan program. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Rockville Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

The following information is furnished for outstanding loans made by Rockville Bank to executive officers and directors under the discounted loan programs:

Name	Original Loan Date	Loan Type	Original Note Rate	Current Rate	Largest Aggregate Principal Outstanding During 2011	Principal Balance as of 12/31/11	Interest Paid During 2011

Michael A. Bars	1/12/2011	Fixed Residential	4.00%	4.00% No employee rate reduction requested.	$224,000.00	$214,759.80	$7,819.86

Judy Keppner Clark	7/21/2008	Fixed Residential	5.125%	4.625% Rate Modified	$72,867.41	$67,452.11	$2,984.70

David A. Engelson*	10/22/2004	Fixed Residential	5.375%	4.500% Rate Modified	$31,347.05	$8,285.90	$938.85

Pamela J. Guenard	8/13/2003	Fixed Residential	5.375%	5.375% No employee rate reduction requested.	$87,898.67	$85,221.59	$4,661.60

Kristen A. Johnson	11/2/2011	Fixed Residential	3.375%	3.375% No employee rate reduction requested.	$120,000.00	$119,486.98	$659.28

John T. Lund	11/23/2011	Fixed Residential	3.375%	2.875% Rate Modified	$269,000.00	$269,000.00	$198.99

William J. McGurk	5/5/2003	ARM Loan- .50% off Rate Margin	4.250%	2.75% Rate Modified	$27,717.03	$15,928.21	$636.00

Peter F. Olson	6/21/2004	Fixed Residential	5.000%	4.500% Rate Modified	$81,576.01	$73,609.07	$3,507.94

Rosemarie N. Papa	6/29/2009	Fixed Residential	4.750%	3.250% No employee rate reduction requested	$279,888.68	$263,628.72	$9,905.86

Richard M. Tkacz	2/7/2011	Fixed Residential	4.500%	4.500% No employee rate reduction requested.	$147,200.00	$145,228.46	$5,886.22

Richard J. Trachimowicz	9/29/2008	ARM Loan- .50% off Rate Margin	5.375%	4.875% Rate Modified	$286,919.54	$281,935.48	$13,876.94

*	Rate modified for $500 fee when we offered a modification program. This has since been discontinued.

ELECTION OF DIRECTORS

(Proposal 1)

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF MICHAEL A. BARS TO SERVE AS DIRECTOR OF THE COMPANY FOR A TERM OF FOUR YEARS, AND UNTIL HIS RESPECTIVE SUCCESSOR IS QUALIFIED AND ELECTED.

APPROVAL OF THE ROCKVILLE FINANCIAL, INC. 2012 STOCK INCENTIVE PLAN

(Proposal 2)

GENERAL

Our Board of Directors believes that the ability to provide employees and outside directors with equity-based compensation is an important element of our overall compensation strategy and that equity- based compensation will allow us to continue to attract and retain qualified outside directors and employees. As of December 31, 2011, 432,784 shares remained available for stock option grants and 12,286 shares remained available for the award of restricted stock under the Rockville Financial, Inc. 2006 Stock Incentive Award Plan (the “2006 Plan”) that was adopted by the Company and its shareholders when the Company was a mutual holding company. As of December 31, 2011, there were outstanding stock options to purchase 875,446 shares of Company common stock, with a weighted average exercise price of $8.67 (adjusted for the Company’s 2011 second step conversion) and remaining term of 6.2 years, and 33,805 shares of unvested restricted stock outstanding.

The Company completed its second step conversion to fully public ownership on March 3, 2011. On January 18, 2012, our Board of Directors adopted, subject to approval by shareholders at the Meeting, the Rockville Financial, Inc. 2012 Stock Incentive Plan (the “2012 Plan”). Our Compensation Committee and Board of Directors believe that the implementation of the new 2012 Plan is needed to allow the Company to satisfy its recruitment and retention goals. The 2012 Plan will become effective as of the date of approval by the Company’s shareholders. The 2012 Plan reserves a total of 2,395,384 shares of Company common stock for issuance upon the grant or exercise of awards made pursuant to the 2012 Plan. Of these shares, the Company may grant up to 684,395 shares in the form of restricted stock, performance shares and other stock-based awards and may grant stock options for up to 1,710,989 shares. The Company may also grant awards under the 2006 Plan until no shares remain available under that Plan.

Generally, the 2012 Plan contains many of the same features as the 2006 Plan in terms of the types of awards that can be granted; however, the 2012 Plan is updated to incorporate current best practices as well as other developments since the 2006 Plan was implemented. The principal changes from the 2006 Plan are the following:

•

Vesting of Options and Restricted Stock Upon Retirement. The 2006 Plan provides that the vesting of all options and restricted stock accelerate to become immediately exercisable upon death, disability and retirement and that in such event options would terminate on the one year anniversary of the death, disability or retirement of the participant. Under the 2012 Plan, options and restricted stock that have not vested upon a participants’ retirement will no longer become immediately exercisable but, rather, will continue to vest in accordance with the terms of the applicable award agreement and will terminate on the earlier of the end of the exercise period or; (i) with respect to options unvested at the time of retirement, prior to the third anniversary of the date of vesting; and (ii) with respect to options vested at the time of retirement, prior to the third anniversary of the date of retirement. In addition, the continued vesting of awards is dependent on compliance with non-competition and non-solicitation requirements.

•

Minimum Vesting for Directors. The 2006 Plan provides that vesting of options and SARs shall be no less than ratably over three years for all participants. The 2012 Plan eliminates this requirement for non-directors so that options and SARs granted to non-directors may vest immediately or upon such other schedule as determined by the Committee.

•

No Repricing. The 2006 Plan expressly provides that no amendment or modification may be made to an outstanding option or SAR that would be treated as a repricing under the rules of the securities exchange or market system constituting the primary market for the shares, without the approval of Company shareholder.

•	Clawback Provision. The 2012 Plan provides for a clawback provision on any incentive-based compensation as required by Section 10D(b)(2) of the Exchange Act.

A summary of the 2012 Plan follows. This summary is qualified in its entirety by the full text of the 2012 Plan, which is attached to this proxy statement as Appendix A to this Proxy Statement.

The Compensation Committee and the Board of Directors recommend a vote “FOR” the approval of the 2012 Plan.

SUMMARY OF THE 2012 PLAN

Purpose. We believe that the 2012 Plan will promote the Company’s success by better linking of the financial interests of the employees and directors of the Company and its affiliates to the financial interests of the Company’s shareholders, and by providing participants with an incentive for outstanding performance.

Type of Awards. The 2012 Plan provides for the grant of stock options in the form of incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code (“ISOs”) and non-qualified stock options that do not satisfy the requirements for ISO treatment (“NQSOs”). The 2012 Plan also allows for the issuance of stock appreciation rights (“SARs”), restricted stock, restricted stock units and other stock-based awards (“Stock Awards”) and performance shares and performance units (“Performance Awards”), which are collectively referred to herein as “Awards”.

Administration. The 2012 Plan will be administered by the Compensation Committee (or such other committee of the Company’s Board of Directors comprised exclusively of independent directors, as defined by NASDAQ, duly appointed to administer the Plan and having such powers as shall be specified by the Company’s Board of Directors) (the “Committee”).

Subject to the terms of the 2012 Plan, the Committee interprets the 2012 Plan and all related award agreements and is authorized to make all decisions relating to the operation of the 2012 Plan. The Committee also determines the participants to whom Awards will be granted and the type, number, vesting requirements and other features and conditions of such Awards. The Committee’s determinations under the 2012 Plan will be final and binding on all persons, provided that the entire Board makes those decisions with respect to Awards to non-employee directors.

Participants. All officers, employees, directors, advisory directors, consultants and advisors of the Company, its subsidiaries and any parent corporation of the Company are eligible to receive Awards under the 2012 Plan.

Awards under the 2012 Plan other than ISOs may be granted to employees, directors and advisory directors (if any, there are none at this time) of the Company and its subsidiaries. ISOs may be granted only to employees who, as of the time of the grant, are employees of the Company or its subsidiaries. The Committee will base its selection of award recipients, and its determination of the number of options, shares or units to be covered by each award on the nature of the participant’s duties and present and potential contributions to the Company’s success, and other factors the Committee deems relevant. The actual number of individuals who will receive an award cannot be determined in advance because the Committee has discretion to select the participants and has not made any decisions regarding the allocation of awards under the 2012 Plan.

Number of Shares of Common Stock Available. The Company has reserved 2,395,384 shares of common stock for issuance under the 2012 Plan. Shares of common stock to be issued under the 2012 Plan may be either authorized but unissued shares, or reacquired shares held by the Company in its treasury. Any shares subject to an Award which expires, terminates or is forfeited will again be available for issuance under the 2012 Plan.

The 2012 Plan imposes limitations on the issuance of certain Awards under the 2012 Plan, including:

•	the maximum number of shares which may be used for grants of Stock Awards and Performance Awards is 684,395 (the “Stock Limit”);

•	the maximum number of shares which may be used for grants of ISOs, NQSOs and SARs is 1,710,989 (the “Option Limit”);

•

the maximum number of shares with respect to which any one employee may be granted ISOs, NQSOs and SARs in any one calendar year or in the aggregate while the 2012 Plan is in effect is 25% of the Option Limit;

•

the maximum number of shares with respect to which any one employee may be granted Stock Awards and Performance Awards in any one calendar year or in the aggregate while the 2012 Plan is in effect is 25% of the Stock Limit;

•

the maximum number of shares with respect to which any one director who is not an employee may be granted NQSOs and SARs in any one calendar year or in the aggregate while the 2012 Plan is in effect is 5% of the Option Limit and such directors in the aggregate may not be awarded more than 30% of the Option Limit in any one calendar year or in the aggregate while the 2012 Plan is in effect; and

•

the maximum number of shares with respect to which any one director who is not an employee may be granted Stock Awards and Performance Awards in any one calendar year or in the aggregate while the 2012 Plan is in effect is 5% of the Stock Limit and such directors in the aggregate may not be awarded more than 30% of the Stock Limit in any one calendar year or in the aggregate while the 2012 Plan is in effect.

In the event of any change in the corporate structure or shares of the Company, such as a stock dividend or merger, the Committee may make any appropriate adjustments in the number and kind of shares of common stock with respect to which Awards may be granted under the 2012 Plan, including the limits described above, and, with respect to outstanding Awards, in the number and kind of shares covered thereby and in the applicable exercise price subject to compliance with Section 409A of the Code.

Shares covered by an award shall be counted as used as of the effective date of the grant. Any shares of common stock that are subject to an award shall be counted against the share limit on a one-for- one basis.

Terms of Stock Option Grants. Each option granted under the 2012 Plan must be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2012 Plan. The exercise price of each option will be established in the discretion of the Committee, provided, however, that the exercise price for an ISO may not be less than 100% of the fair market value of the common stock on the date of the grant. Furthermore, any ISO granted to a person who at the time of the grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Owner”) must have an exercise price equal to at least 110% of the fair market value of the common stock on the date of the grant The aggregate fair market value of the shares for which ISOs granted to any employee may be exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and its subsidiaries) may not exceed $100,000. Stock options in excess of such limit shall be treated as NQSOs.

The exercise price of an option may be paid in such form as permitted by the Committee, including, without limitation, cash, common stock, by the immediate sale through a broker of the number of shares being acquired sufficient to pay the exercise price, or by a combination of these methods.

Under the 2012 Plan, ISOs are not transferable during the lifetime of the participant. ISO’s may be transferred by will or the laws of descent and distribution. Except as otherwise provided by the Committee consistent with any requirements under Form S-8 of the Securities and Exchange Commission, NQSOs are not transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order. Each option may be exercised during the holder’s lifetime only by the holder or the holder’s guardian or legal representative, and after death only by the holder’s beneficiary or, absent a beneficiary, by the estate or by a person who acquired the right to exercise the option by will or the laws of descent and distribution.

Options may become exercisable in full or in installments according to a vesting schedule that is not more rapid than ratably over a period of not fewer than three (3) years for non-directors, and no longer than ten (10) years after the effective date of grant of an option for any participant. Unless otherwise determined by the Committee, options shall become fully vested and exercisable if the participant’s employment or service terminates due to death or disability. If the participant’s employment or service terminates on account of retirement, the shares of stock subject to any option shall continue to vest in accordance with the terms of the applicable option agreement.

The term of any option shall be set by the Committee. No option may be exercised after the tenth (10th) anniversary of the date the option was granted. Vested options that have not been exercised as of a participant’s separation from service may be exercised only during the applicable time period set forth in the option agreement which shall be determined in the discretion of the Committee and need not be uniform among all options. Notwithstanding the foregoing, if the participant’s employment or service terminates due to death or disability, all options shall be exercised within one (1) year of the date of death or disability and, if the participant’s employment or service is terminated on account of retirement, all options shall be exercised on the earlier of the end of the exercise period or; (i) with respect to options unvested at the time of retirement, prior to the third anniversary of the date of vesting; and (ii) with respect to options vested at the time of retirement, prior to the third anniversary of the date of retirement.

If a participant’s service is terminated by reason of retirement or for any reason other than death, disability or “Cause” as defined in the applicable Award agreement or the 2012 Plan, any vested or unvested options will be forfeited in the event the participant breaches certain non-competition and nonsolicitation provisions set forth in the 2012 Plan.

Terms of Restricted Stock Awards. Subject to the terms of the 2012 Plan, the Committee has the authority to determine the number of shares subject to a restricted stock awards and the terms, conditions and restrictions applicable to the vesting of a restricted stock award. Generally, the participant has all of the rights of a shareholder of the Company with respect to the shares subject to a restricted stock award, including, but not limited to, the right to vote and the right to receive dividends; provided that, any restricted stock granted subject to the achievement of performance criteria shall be forfeited to the extent such criteria is not satisfied.

The Committee shall determine the vesting and exercise period for each restricted stock award; provided that, restricted stock awards to non-directors shall become vested and exercisable ratably over a period of not fewer than three (3) years. Shares issued pursuant to any restricted stock award may be made subject to vesting conditioned upon the satisfaction of service requirements, conditions, restrictions or performance criteria, including, without limitation, performance goals established by the Committee and set forth in the Award agreement evidencing such restricted stock award. Unless otherwise determined by the Committee, restricted stock awards shall become fully vested if the participant’s employment or service terminates due to death or disability. If the participant’s employment or service terminates on account of retirement, the shares of restricted stock shall continue to vest in accordance with the terms of the Award agreement.

If a participant’s service is terminated by reason of retirement or for any reason other than death, disability or “Cause” as defined in the applicable Award agreement or the 2012 Plan, any unvested restricted stock will be forfeited in the event the participant breaches certain non-competition and nonsolicitation provisions set forth in the 2012 Plan.

Terms of Restricted Stock Units. The Committee may grant restricted stock units under the 2012 Plan, which represent a right to receive shares of common stock at a future date determined in accordance with the participant’s Award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award. Instead, the consideration for the award is the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of performance goals similar to those described below in connection with Performance Awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends paid by the Company. A holder of restricted stock units has no rights other than those of a general creditor of the Company. Restricted stock units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award agreement.

Unrestricted Stock Awards. The Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) an unrestricted stock award to any participant pursuant to which such participant may receive shares of the Company’s common stock free of any restrictions under the 2012 Plan. Unrestricted stock awards may be granted in consideration for past services or other valid consideration, and may be provided in lieu of, or in addition to, any cash compensation due to such participant.

Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted restricted stock, restricted stock purchase rights and/or restricted stock units for more than 171,098 shares in any fiscal year.

Terms of Stock Appreciation Rights. Subject to the terms of the 2012 Plan, the Committee may grant a SAR to any eligible participant. SARs may be granted in tandem with a related stock option award or independently of any option. A SAR entitles the participant to surrender to the Company any then exercisable portion of the SAR in exchange for that number of shares of common stock having an aggregate fair market value on the date of surrender equal to the product of (i) the excess of the fair market value of a share of common stock on the date of surrender over the exercise price established by the Committee, which shall not be less than the fair market value of a share of common stock on the date the SAR was granted, and (ii) the number of shares of common stock subject to such SAR. In lieu of payment in shares of common stock, payment may be made in cash or partly in shares and partly in cash, as determined by the Committee. SARs to be settled in shares of common stock shall be counted in full against the number of shares available for award under the 2012 Plan, regardless of the number of shares actually issued to the participant upon settlement of the SAR.

The exercise price for each SAR shall be established in the discretion of the Committee; provided that, (i) the exercise price per share subject to a SAR granted in tandem with any option shall be the exercise price per share for the related option and (ii) the exercise price per share subject to a SAR granted independent of any option shall be not less than the fair market value of a share of common stock of the Company on the effective date of grant of the SAR.

Under the 2012 Plan, SARs are not transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order. SARs may become exercisable in full or in installments according to a vesting schedule as the Committee may determine; provided that, a SAR awarded in tandem with any option shall be exercisable only at the time and to the extent that the related option is exercisable, unless otherwise determined by the Committee. Unless otherwise determined by the Committee, SARs that have not been exercised as of a participant’s separation from service may be exercised only during the applicable time period set forth in the award agreement which shall be determined in the discretion of the Committee. Notwithstanding the foregoing, if the participant’s employment or service terminates due to death or disability, all SARs shall be exercisable within one (1) year of the date of death or disability. If the participant’s employment or service terminates on account of retirement, all SARs shall be exercisable on the earlier of the end of the exercise period or; (i) with respect to SARs unvested at the time of retirement, prior to that date that is three (3) years from the date of vesting; and (ii) with respect to SARs vested at the time of retirement, prior to that date that is three (3) years from the date of retirement. No SAR may be exercised after the tenth anniversary of the date the SAR was granted. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no participant may be granted SARs for more than 427,747 shares in any fiscal year.

Terms of Performance Awards. The Committee may grant Performance Awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines. A performance share has an initial value equal to the fair market value of the Company’s common stock as determined on the date the performance share is granted. A performance unit has an initial value equal to one hundred dollars ($100.00). Performance Awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, Performance Awards may be settled in cash, common stock or any combination thereof, as determined by the Committee. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted performance shares that could result in the employee receiving more than twenty-five percent (25%) of the aggregate number of shares authorized for issuance under the 2012 Plan or performance units that could result in the employee receiving more than $1,000,000 with respect to such units in any fiscal year. A participant may receive only one performance award with respect to any performance period.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each parent and subsidiary corporation consolidated for financial reporting purposes, or such division or business unit of Company as may be selected by the Committee. When an award is granted to a participant designated by the Committee as likely to be a “Covered Employee” within the meaning of Code Section 162(m), and the Committee believes the award should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such award shall be contingent upon achievement of one or more of the following pre-established performance goals:

•	earnings or earnings per share;

•	return on equity;

•	return on assets;

•	revenues;

•	expenses or reduction in cost;

•	one or more operating ratios;

•	stock price;

•	shareholder return;

•	market share;

•	asset growth;

•	loan growth;

•	deposit growth and/or core deposit growth;

•	non-interest income;

•	charge-offs;

•	credit quality;

•	reductions in non-performing assets;

•	economic value added models or equivalent metrics;

•	productivity ratios;

•	customer satisfaction measures; and

•	accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions.

The performance goals selected in any case need not be applicable across the Company, but may be particular to an individual’s function or business unit.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to the participant on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other participant. In its discretion, the Committee may provide for the payment to a participant who is awarded performance shares of dividend equivalents with respect to cash dividends paid on the Company’s common stock. Performance award payments may be made in a lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

The effect of the participant’s termination of employment or service on any Performance Award shall be determined by the Committee, in its discretion, and set forth in the award agreement evidencing such Performance Award. If a Participant’s service is terminated by reason of the retirement or for any reason other than death, disability or “Cause” as defined in the applicable award agreement or the 2012 Plan, any Performance Award will be forfeited in the event the participant breaches certain noncompetition and non-solicitation provisions set forth in the 2012 Plan. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Other Equity-Based Awards. The Committee may, in its discretion, grant to eligible employees other equity-based awards, as deemed by the Committee to be consistent with the purposes of the 2012 Plan.

No Repricing. No amendment or modification may be made to an outstanding option or SAR that would be treated as a repricing under the rules of the securities exchange or market system constituting the primary market for the shares, without the approval of the Company’s shareholders.

Parachute Payments. Except as otherwise provided in another agreement, contract or understanding that expressly addresses Section 280G or Section 4999 of the Code, any award held by a participant and any right to receive payment or other benefit under the 2012 Plan shall not become exercisable or vested (i) to the extent such benefit, when taken together with all other benefits the participant may be entitled to under any other compensation arrangements, would cause the benefit to the participant under the 2012 Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) (“Parachute Payment”) and (ii) if as a result of receiving the Parachute Payment, the aggregate after-tax amounts received by the participant from the Company under the 2012 Plan and all other compensation arrangements would be less than the maximum after-tax amount that could be received by the participant without causing any such benefit to be considered a Parachute Payment. In the event that the receipt of any such benefit under the 2012 Plan, in conjunction with benefits under all other compensation arrangements, would cause the participant to be considered to have received a Parachute Payment under the 2012 Plan that would have the effect of decreasing the after-tax amount received by the participant as described in clause (ii), then the participant shall have the right, in the participant’s sole discretion, to designate those benefits under the 2012 Plan or under any other compensation arrangement that should be reduced or eliminated so as to avoid having the benefit be deemed a Parachute Payment. Any reduction or elimination will be performed in the order in which each dollar of value subject to an award reduces the Parachute Payment to the greatest extent.

Adjustments for Changes in Capital Structure. Upon any stock dividend, stock split, reverse stock split, recapitalization or similar change in our capital structure, appropriate adjustments will be made to the shares subject to the 2012 Plan, the number and kinds of shares for which grants of options and other Awards may be made under the Plan, shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the participant immediately following such event shall be the same as immediately before such event. Any such adjustment in outstanding options, SARs or restricted stock purchase rights shall not change the aggregate exercise price payable with respect to shares that are subject to the unexercised portion of such Awards, but shall include a corresponding proportionate adjustment in the exercise price per share for such option, SAR or restricted stock purchase right. The Committee may unilaterally amend the outstanding Awards to reflect these adjustments.

Effect of a Change in Control. In the event of a change in control (as defined in the 2012 Plan), each outstanding ISO, NQSO, SAR, Stock Award and Performance Award will become fully vested and in the case of vested stock options and SARs will become immediately exercisable.

In the event of a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets (in each case as determined under regulations issued pursuant to Section 409A of the Internal Revenue Code), any previously deferred RSUs or performance units and dividend equivalents will be immediately delivered to the holder of such RSU or performance unit.

Adjustments. Adjustments related to shares of stock or securities of the Company in the event of a change in the Company’s capital structure shall be made by the Committee. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee shall determine the effect of a Change in Control Transaction upon Awards other than options, SARs, restricted stock units and restricted stock, and such effect shall be set forth in the appropriate award agreement. The Committee may provide in the award agreement at the time of grant, or any time thereafter with the consent of the participant, for different provisions to apply to an award in place of those described in the preceding four sections.

Clawback Provision. Notwithstanding any provision in the Plan to the contrary, any “incentive- based compensation” within the meaning of Section 10D of the Exchange Act is subject to clawback by the Company in the manner required by Section 10D(b)(2) of the Exchange Act, as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

Term of the 2012 Plan. The 2012 Plan will be effective upon shareholder approval. The right to grant Awards under the 2012 Plan will terminate upon the earlier of (a) the tenth anniversary of the effective date, or (b) the date additional grants would cause the shares issued or issuable under the 2012 Plan to exceed the number of shares of common stock reserved for issuance under the 2012 Plan. The Board of Directors may suspend or terminate the 2012 Plan at any time, subject to the terms of the 2012 Plan.

Amendment of the 2012 Plan. The 2012 Plan allows the Board to amend the 2012 Plan in certain respects without shareholder approval, unless such approval is required by law, regulation or otherwise.

Integration. In the event of any conflict between the terms of the 2012 Plan or an Award agreement and the terms of a participant’s employment, change in control or other employment-related agreement with the Company, such employment, change in control or other employment-related agreement will govern.

Summary of U.S. Federal Income Tax Consequences. The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2012 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted, nor within one year following the exercise of the option, will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon the sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant, or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the determination date (see discussion under “Nonstatutory Stock Options” below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction in which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally will be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under “Nonstatutory Stock Options” below) is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option, provided the exercise price is at least equal to the market value of the stock. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the option is exercised, unless the shares are subject to a substantial risk of forfeiture (as in the case where a participant is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company’s right to repurchase them at the original exercise price upon the participant’s termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable, or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the participant may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Awards. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date” (as defined above under “Nonstatutory Stock Options”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance and Restricted Stock Unit Awards. A participant generally will recognize no income upon the grant of a performance share, performance unit or restricted stock unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant received shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Nonstatutory_Stock Options”), will be taxed as capital gain or loss. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Section 162(m). Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1,000,000 paid to the chief executive officer, or to any of the four other most highly compensated officers of a publicly held company. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with stock options, certain restricted stock grants, performance shares and performance units awarded under the 2012 Plan to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the 2012 Plan limits the sizes of such awards as described above. While the Company believes that compensation in connection with such awards under the 2012 Plan will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a Change in Control, compensation paid in settlement of performance awards may not qualify as “performance-based.” By approving the 2012 Plan, the shareholders will be approving, among other things, eligibility requirements for participation in the 2012 Plan, financial performance measures upon which specific performance goals applicable to certain awards would be based, limits on the numbers of shares or level of compensation that could be made subject to certain awards, and the other material terms of the awards described above.

New Plan Benefits. The Company anticipates that grants of Awards will be made to non-employee directors, officers, employees and, possibly, advisory directors, on or after the effective date of the 2012 Plan. However, neither the Board of Directors nor the Committee has made specific determinations regarding the timing or size of individual Awards. In making any such grants, the Committee may consider any factors deemed relevant, including one or more of the following factors:

•	the need to attract and retain qualified employees and directors;

•	the value of building employee and director equity interests in the Company;

•	the Company’s financial performance;

•	the contributions of the Company’s employees and directors to the Company’s success;

•	the advice of benefits consultants regarding peer comparisons and other competitive factors;

•	the impact of Awards on the Company’s results of operations and stock trading price;

•	various factors unique to the Company based on the Company’s recent conversion from a mutual holding company to a fully public stock form of organization;

•	with respect to vesting schedules and other award features, the impact of SFAS 123(R); and

•	the requirements of Section 162(m) of the Code.

During 2011, options to purchase an aggregate of 140,819 shares of the Company’s common stock and 21,317 shares of restricted stock were granted under the 2006 Plan to all executive officers of the Company as a group. The average exercise price of the options granted was $9.86. Options and restricted stock granted during 2011 to the Named Executive Officers are set forth under “Executive Compensation – Grants of Plan Based Awards.” The closing price of the Company’s common stock on March 13, 2012 was $11.70.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR APPROVAL OF THE ROCKVILLE FINANCIAL, INC. 2012 STOCK INCENTIVE PLAN

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Proposal 3)

The Audit Committee has appointed the firm of Wolf & Company, P.C. to be independent auditors for Rockville for the year ending December 31, 2012, subject to ratification of the appointment by Rockville’s shareholders. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Wolf & Company, P.C., independent certified public accountants, to audit the books and accounts of Rockville for the year ending December 31, 2012. If Rockville’s shareholders do not ratify the appointment, the Audit Committee will consider a change in auditors for the next year.

Wolf & Company, P.C. has advised Rockville that they are independent accountants with respect to Rockville, within the meaning of standards established by the Independence Standards Board and federal securities laws administered by the SEC.

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of Wolf & Company, P.C. as Rockville’s independent auditors for the year ending December 31, 2012.

Representatives of Wolf & Company, P.C., the Company’s independent registered public accounting firm for the year ended December 31, 2011, are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION

OF THE APPOINTMENT OF WOLF & COMPANY, P.C. AS ROCKVILLE’S INDEPENDENT AUDITORS

FOR THE YEAR ENDING DECEMBER 31, 2012.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors knows of no matters to be brought before the Annual Meeting other than procedural matters incident to the conduct of the Annual Meeting. If further business is properly presented, the proxy holders will vote proxies as determined by a majority of the Board of Directors.

SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Pursuant to the proxy solicitation regulations of the SEC, any shareholder proposal intended for inclusion in the Company’s proxy statement and form of proxy relating to the Company’s 2013 Annual Meeting of Shareholders must be received by the Company by January 16, 2013. The Company’s 2013 Annual Meeting of Shareholders is currently scheduled to take place on May 16, 2013. Nothing in this paragraph shall be deemed to require Rockville to include in its proxy statement and form of proxy any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

ANNUAL REPORTS

Copies of the Company’s 2011 Annual Report to Shareholders, which includes its Annual Report to the SEC on Form 10-K for the year ended December 31, 2011, accompanying this proxy statement are not a part of the proxy solicitation materials. The Annual Report to the SEC accompanying this proxy statement does not include the Form 10-K’s exhibits filed with the SEC. These exhibits are listed in the Form 10-K and can be viewed on the SEC’s website (www.sec.gov) or, upon written request, we will provide any recipient of this proxy statement, free of charge, all exhibits filed at the SEC with the Form 10-K. Requests should be directed to Marliese L. Shaw, Investor Relations, Rockville Financial, Inc., 25 Park Street, Rockville, CT 06066.

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 17, 2012. The proxy statement, the 2011 Annual Report to Shareholders and the form of proxy are available at http://www.cfpproxy.com/6979.

The Board of Directors urges each shareholder, whether or not he or she intends to be present at the Annual Meeting, to complete, sign and return the enclosed proxy as promptly as possible.

By Order of the Board of Directors

Judy Keppner Clark Secretary

Appendix A

ROCKVILLE FINANCIAL, INC.

2012 STOCK INCENTIVE PLAN

SECTION 1.	PURPOSE

This 2012 Stock Incentive Plan (the “Plan”) is designed to attract and retain the best available talent and encourage the highest level of performance by, and provide additional incentive to (a) executives; (b) Directors; (c) other key employees of the Company and any other member of the Participating Company Group; and/or (d) certain other individuals providing services to or acting as Advisory Directors of the Company and any other member of the Participating Company Group. The Company intends that this purpose will be effected by providing for Awards in the form of stock and or stock-based award as provided in this Plan, which afford such persons opportunity to enhance the value of Company Stock and their own financial interests, thereby strengthening the mutuality of interests between them and Company shareholders. The terms of the Plan shall be interpreted in accordance with this intention.

SECTION 2.	DEFINITIONS AND CONSTRUCTION

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

“Advisory Director” means a person appointed to serve in such capacity by the board of directors of either the Company or the Bank or the successors thereto provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

“Affiliate” means, with respect to any person or entity (such as the Company), any company or other trade or business that controls, is controlled by or is under common control with such person or entity (such as the Company) within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any subsidiary of such entity (such as a Subsidiary). For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A.

“Award” means any Option, SAR, Restricted Stock Award, Unrestricted Stock Award, Performance Award, or Other Stock-Based Award granted under the Plan.

“Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an “Option Agreement,” a “SAR Agreement,” a “Restricted Stock Award Agreement”, a “Restricted Stock Unit Agreement”, a “Performance-Based Restricted Stock Agreement,” a “Performance Share Agreement” or a “Performance Unit Agreement.”

“Bank” means Rockville Bank, a Connecticut chartered savings bank.

“Benefit Arrangement” shall have the meaning set forth in Section 12 hereof.

“Board” means the Board of Directors of the Company.

“Cashless Exercise” shall have the meaning set forth in Section 6.3 hereof.

“Cause” shall have the meaning given such term in the applicable Award Agreement and, in the absence of any such definition, means (a) engaging in any act or acts of dishonesty or morally reprehensible conduct or committing any act or acts that constitute a felony, whether or not relating to the Company, the Bank or their affiliates; (b) attempting to obtain personal gain, profit or enrichment at the expense of the Company, the Bank or their affiliates, or from any transaction in which Participant has an interest which is adverse to the interest of the Company, the Bank or their affiliates, unless Participant shall have obtained the prior written consent of the Chairman of the Board, (c) willful and continued failure to perform the reasonable duties assigned to Participant within the scope of Participant’s responsibilities under any employment agreement he/she may be a party to, the reasonable policies, standards or regulations of the Company, the Bank or their affiliates as the same shall from time to time exist, provided Participant shall have received at least one written notice in writing from the Company, the Bank or their affiliates of such failure and such failure shall continue or recur 10 or more days after such notice; (d) acting in a manner that Participant intends, believes or reasonably should foresee to be materially detrimental or damaging to the Company’s, the Bank’s or their affiliates’ reputation, business operations or relations with their employees, suppliers or customers; or (e) committing any material breach of any employment agreement to which he/she may be a party or any other written agreement between Participant and either the Company, the Bank or their affiliates.

“Change in Control” shall be deemed to have occurred if, during the term of this Agreement:

(a) the Company merges into or consolidates with another corporation, or merges another corporation into the Company, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by “Persons” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act who were stockholders of the Company immediately before the merger or consolidation;

(b) any Person (other than any trustee or other fiduciary holding securities under an employee benefit plan of the Bank or the Company), becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the resulting corporation representing 50% or more of the combined voting power of the resulting corporation’s then-outstanding securities;

(c) during any period of twenty-four months (not including any period prior to the Effective Date of this Agreement), individuals who at the beginning of such period constitute the board of directors of the Company, and any new director (other than (i) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraphs (a), (b) or (d) of this definition, (ii) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (iii) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s securities) whose election by the board of directors of the Company or nomination for election by the Company’s stockholders was approved in advance by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(e) the board of directors of the Company adopts a resolution to the effect that, for purposes of this Agreement, a Change in Control has occurred.

“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

“Committee” means the Compensation Committee or other committee of the Board comprised exclusively of independent directors (as defined by NASDAQ) duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the independent directors of the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the independent directors of Board may in their discretion exercise any or all of such powers.

“Company” means Rockville Financial, Inc., a Connecticut company and the bank holding company for the Bank, or any successor company thereto.

“Competitor” means any savings bank, savings and loan association, savings and loan holding company, bank, bank holding company, or other institution engaged in the business of accepting deposits or making loans or doing similar business, or any direct or indirect subsidiary or affiliate of any such entity, that conducts business in any county in which the Company or the Bank maintains an office as of the Participant’s termination of Service.

“Covered Employee” means an Employee who is a covered employee within the meaning of Section 162(m)(3) of the Code, as the same may be amended from time to time. Section 162(m)(3) of the Code currently defines “Covered Employee” as any Employee if (a) as of the close of the taxable year, such Employee is the chief executive officer of the Company or is an individual acting in such a capacity, or (b) the total compensation of such Employee for the taxable year is required to be reported to shareholders under the Exchange Act by reason of such employee being among the four (4) highest compensated officers for the taxable year (other than the chief executive officer).

“Designated Beneficiary” means the beneficiary or beneficiaries designated by the Participant in writing filed with the Committee in such form and at such time as the Committee shall require.

“Director” means a member of the Board or of the board of directors of any other Participating Company.

“Disability” shall have the meaning set forth in Section 409A of the Code, as the same may be amended from time to time. Section 409A of the Code currently defines “Disability” as (a) the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (b) by reason or any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and the service recipient is receiving income replacement payments for at least three months under a plan covering employees. Notwithstanding the foregoing, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Participant’s Service, Disability shall have the meaning specified in Section 22(e)(3) of the Code.

“Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by a Performance Award held by such Participant.

“Effective Date” shall have the meaning set forth in Section 19 hereof.

“Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means any current Chief Executive Officer, Chief Financial Officer and/or Executive Vice President of the Company.

“Exercise Period” shall have the meaning set forth in Section 6.2 hereof.

“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(a) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock on such national or regional securities exchange or market system constituting the primary market for the Stock, as reported in the Eastern Edition of The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(b) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

“Forfeiture Event” shall have the meaning set forth in Section 6.9 hereof.

“Freestanding SAR” means a SAR awarded by the Committee pursuant to Section 8.1 hereof other than in connection with an Option.

“Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an “incentive stock option” within the meaning of Section 422(b) of the Code or any successor provision thereto as in effect from time to time.

“Insider” means, at any time, any person whose transactions in Stock are subject to Section 16 of the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.

“Option” means a right to purchase Stock (subject to adjustment as provided in Section 15 hereof) pursuant to the terms and conditions of the Plan.

“Option Expiration Date” shall have the meaning set forth in Section 6.4 hereof.

“Other Agreement” shall have the meaning set forth in Section 12 hereof.

“Other Stock-Based Award” means any right granted under Section 11 hereof.

“Parachute Payment” shall have the meaning set forth in Section 12 hereof.

“Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

“Participant” means a person who receives or holds an Award under the Plan.

“Participating Company” means the Company or any Parent Corporation or Subsidiary.

“Participating Company Group” means at any point in time, all corporations collectively which are then Participating Companies.

“Performance Award” means an Award of Performance Shares, Performance Units or Performance-Based Restricted Stock.

“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

“Performance-Based Restricted Stock” means Stock granted to a Participant pursuant to the terms and conditions of Section 9 and Section 10 hereof.

“Performance Goal” means a performance goal established by the Committee pursuant to Section 10.2 hereof.

“Performance Period” means a period established by the Committee pursuant to Section 10.2 hereof, at the end of which one or more Performance Goals are to be measured.

“Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to the terms and conditions of Section 10 hereof to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

“Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to the terms and conditions of Section 10 hereof to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

“Plan” means this Rockville Financial, Inc. 2012 Stock Incentive Plan, as amended from time to time.

“Restricted Stock” means Stock granted to a Participant pursuant to the terms and conditions of Section 9 or Section 10 hereof.

“Restricted Stock Award” means an Award of Restricted Stock or a Restricted Stock Unit.

“Restricted Stock Unit” means a bookkeeping entry representing a right granted to a Participant to receive in cash or Stock the Fair Market Value of a share of Stock granted pursuant to the terms and conditions of Section 9 hereof.

“Restriction Period” means the period established in accordance with Section 9.2 hereof during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

“Retirement” with respect to an Employee means termination from Service with the Company and all Affiliates after attaining ‘Normal Retirement Age’ as defined in the Company’s defined benefit retirement plan; provided, however, that if the Employee is not covered by such plan, the Employee will be deemed to be covered by such plan for purposes of this determination; and provided further that should such plan cease to exist, ‘Normal Retirement Age’ shall mean the attainment of age sixty-five (65) and the completion of five (5) years of service with the Company or an Affiliate. “Retirement” with respect to a nonemployee Director means termination from Service from the board of directors of the Company or any Affiliate pursuant either to (a) the mandatory retirement policy then applicable to board members (currently no longer eligible for re-election after the age of 70 years); or (b) a determination by a majority of the Board of Directors that a Director having reached the age of at least 65 years shall be deemed to have retired due to personal circumstances that no longer make it appropriate for him/her to serve on the Board of Directors.

“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation thereto.

“Section 162(m)” means Section 162(m) of the Code.

“Securities Act” means the Securities Act of 1933, as amended.

“Service” means a Participant’s employment or service with a Participating Company, whether in the capacity of an Employee, a Director or an Advisory Director. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service with a Participating Company may be deemed, as provided in the applicable Award Agreement, not to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the one hundred eighty-first (181st) day of such leave any Incentive Stock Option held by such Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option unless the Participant’s right to return to Service with the Participating Company is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Participating Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the Participating Company for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 15 hereof.

“Stock Appreciation Right” or “SAR” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 8 hereof to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

“Subsidiary” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

“Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate of the Company or with which the Company or any Affiliate of the Company combines.

“Tandem SAR” means a SAR awarded by the Committee in connection with an Option pursuant to Section 8.1 hereof.

“Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

“Unrestricted Stock” means Stock granted to a Participant pursuant to the terms and conditions of Section 7 hereof.

“Unrestricted Stock Award” means an Award of Unrestricted Stock.

“Vesting Conditions” means those conditions established in accordance with Section 9.2 prior to the satisfaction of which shares subject to a Restricted Stock Award remain subject to forfeiture or a repurchase option in favor of the Company.

“Vesting Date” means the date or dates on which the grant of an Option or SAR is eligible to be exercised or the date or dates on which a Restricted Stock Award ceases to be forfeitable.

SECTION 3.	ADMINISTRATION

3.1 Administration by the Committee.

The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2 Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

(b) to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the purchase price of any Stock, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Goals applicable to any

Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award of Restricted Stock Units, Performance Shares, Performance Units or Stock Appreciation Rights will be settled in shares of Stock, cash, or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including, without limitation, with respect to the period following a Participant’s termination of Service;

(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards;

(j) to authorize, in conjunction with any applicable Company deferred compensation plan, that the receipt of cash or Stock subject to any Award under this Plan, may be deferred under the terms and conditions of such Company deferred compensation plan;

(k) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and/or

(l) to provide for a “clawback” of an award pursuant to the provisions of Section 15.4 below.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or customers of the Company or any Affiliate of the Company thereof or any confidentiality obligation with respect to the Company or any Affiliate of the Company thereof or otherwise in competition with the Company or any Affiliate of the Company thereof, to the extent specified in such Award Agreement applicable to the Participant. In addition, the Company may annul an Award if the Participant is an employee of the Company or an Affiliate of the Company thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

3.4 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.5 Committee Complying with Section 162(m). The Company is a “publicly held corporation” within the meaning of Section 162(m), and the Board has established and will continue to maintain a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

3.6 No Repricing. Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option or SAR, including, without limitation, by replacement of Options or SARs with cash or other award type, that would be treated as a repricing under the rules of the securities exchange or market system constituting the primary market for the Stock, in each case, without the approval of the shareholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 15 and may be made to make changes to achieve compliance with applicable law, including Code Section 409A.

3.7 Deferral Arrangements. The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.8 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the Committee or as officers or employees of a Participating Company, members of the Board or of the Committee and any officers or employees of the Participating Company to whom authority to act for the Board, the Committee or the Company is delegated, shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

3.9 Share Issuance/Book-Entry. Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

SECTION 4.	SHARES SUBJECT TO PLAN

4.1 Number of Shares Available for Awards. Subject to adjustment as provided in Section 15 hereof, the total number of shares of Stock that may be issued pursuant to Awards granted under the Plan shall not exceed an aggregate of [2,395,384] shares.

4.2 Adjustments in Authorized Shares. The Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

4.3 Determination of Shares Issued and Issuable. Shares covered by an Award shall be counted as used as of the effective date of the grant. Any shares of Stock that are subject to Awards shall be counted against the limit set forth in Section 4.1 as one (1) share for every one (1) share subject to an Award. If any shares covered by an Award granted under the Plan are not earned or purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1. The number of shares of Stock available for issuance under the Plan shall not be increased by (a) any shares of Stock tendered or withheld or Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as described in Section 6.3, or (b) any shares of Stock deducted or delivered from an Award payment in connection with the Company’s tax withholding obligations as described in Section 13.

4.4 Source of Shares. The Stock subject to the Awards granted under the Plan shall be shares of the Company’s authorized but unissued Stock or shares of the Stock held in treasury.

SECTION 5.	ELIGIBILITY

5.1 General. In determining the Participants to whom Awards shall be granted and the amount of Stock or units to be covered by each Award, the Committee shall take into account the nature of the Participant’s duties, the present and potential contributions to the success of the Company, and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan.

5.2 Persons Eligible for Incentive Stock Options. Incentive Stock Options may be granted only to Employees. For purposes of the foregoing sentence, the term “Employees” shall include prospective Employees to whom Incentive Stock Options are granted in connection with written offers of employment with the Participating Companies; provided, however, that any such Incentive Stock Option shall be deemed granted effective on the date such person commences Service as an Employee, with an exercise price determined as of such date in accordance with Section 6.1 hereof.

5.3 Persons Eligible for Other Awards. Awards other than Incentive Stock Options may be granted only to Employees, Directors and Advisory Directors. For purposes of the foregoing sentence, the terms “Employees,” “Directors” and “Advisory Directors” shall include prospective Employees, prospective Directors and prospective Advisory Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Companies; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service as an Employee, Director or Advisory Director.

5.4 Successive Awards and Substitute Awards. An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

5.5 Award Limits.

(a) Aggregate Limits.

(i) Restricted Stock. Subject to adjustment as provided in Section 15, in no event shall more than [684,395] shares of Stock be issued pursuant to the exercise or settlement of Restricted Stock Awards.

(ii) Options and SARs. Subject to adjustment as provided in Section 15, in no event shall more than [1,710,989] shares of Stock be issued pursuant to the exercise of Options or SARs.

(b) Section 162(m) Award Limits. The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m).

(i) Options and SARs. Subject to adjustment as provided in Section 15, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs (as defined in Section 8.1) which in the aggregate are for more than or 427,747 (i.e., twenty-five percent (25%) of the aggregate number of shares of Stock authorized for issuance as Options and SARs under the Plan). An Option which is canceled (or a Freestanding SAR as to which the exercise price is reduced to reflect a reduction in the Fair Market Value of the Stock) in the same fiscal year of the Company in which it was granted shall continue to be counted against such limit for such fiscal year.

(ii) Other Awards. Subject to adjustment as provided in Section 15, no Employee shall be granted within any fiscal year of the Company one or more Restricted Stock Awards, subject to Vesting Conditions based on the attainment of time vesting, Performance Goals, or both, which in the aggregate are for more than 171,098 (i.e., twenty-five percent (25%) of the aggregate number of shares of Stock authorized for issuance as Restricted Stock under the Plan).

(c) Performance Awards. Subject to adjustment as provided in Section 15, no Employee shall be granted (a) Performance Shares which could result in such Employee receiving more than twenty- five percent (25%) of the aggregate number of shares of Stock authorized for issuance under the Plan for each full fiscal year of the Company contained in the Performance Period for such Award, or (b) Performance Units which could result in such Employee receiving more than One Million Dollars ($1,000,000) with respect to such Performance Units for each full fiscal year of the Company contained in the Performance Period for such Award. No Participant may be granted more than one Performance Award for the same Performance Period.

(d) Other Limits.

(i) Subject to adjustment as provided in Section 15, no individual shall be granted Awards under this Plan which in the aggregate are for more than [598,846] shares (i.e., twenty-five (25%) of the aggregate number of shares of Stock authorized for issuance under the Plan).

(ii) The maximum number of shares of Stock with respect to which any one Director who is not also an Employee of the Company or its Affiliates may be granted Options or SARs in any one calendar year or in the aggregate while this Plan is in effect shall be 85,549 (i.e., five percent (5%) of the aggregate number of shares of Stock authorized for issuance as Options and SARs under the Plan), and the maximum number of shares of Stock with respect to which any one Director who is not also an Employee of the Company or its Affiliates may be granted Restricted Stock in any one calendar year or in the aggregate while this Plan is in effect shall be 34,219 (i.e., five percent (5%) of the aggregate number of shares of Stock authorized for issuance as Restricted Stock under the Plan), and the Directors in the aggregate may not be awarded more than 718,615 (i.e., thirty percent (30%) of the aggregate number of shares of Stock authorized for issuance under the Plan) in any one calendar year or in the aggregate while this Plan is in effect.

SECTION 6.	TERMS AND CONDITIONS OF STOCK OPTIONS

Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee and stated in the Option Agreement evidencing such Option; provided, however, that, except in the case of Substitute Awards (a) the exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. In no case shall the exercise price of any Option be less than the Fair Market Value of a share of Stock of the date on which the Option is granted.

6.2 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option (the “Exercise Period”); provided, however, that (a) an Option shall become vested and exercisable ratably over a period of not fewer than three (3) years for non-Directors, and no longer than ten (10) years after the effective date of grant of such Option for any Participant, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, (c) no Option granted to a prospective Employee, prospective Advisory Director or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions. For purposes of this Section 6.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

6.3	Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the

Federal Reserve System) (a “Cashless Exercise”), (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(ii) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

6.4 Effect of Termination of Service.

(a) Option Exercisability. An Option granted to a Participant shall be exercisable after the Participant’s termination of Service only during the applicable time period determined in accordance with the Option’s term as set forth in the Option Agreement evidencing such Option (the “Option Expiration Date”). Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of a Participant’s Service for Cause if the exercise of an Option within the applicable time periods set forth in the applicable Option Agreement is prevented by the provisions of Section 14.1 below, the Option shall remain exercisable until one (1) month (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c) Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing other than termination of a Participant’s Service for Cause if a sale within the applicable time periods set forth in an Option Agreement of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

6.5 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act. Following a transfer under this Section 6.5, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except in accordance with this Section 6.5 or by will or the laws of descent and distribution. The events of termination of Service of Section 6.5 hereof shall continue to be applied with respect to the original Participant, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 6.4.

6.6 Fair Market Value Limitation on Incentive Stock Options. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Companies, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this

Section 6.6, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 6.6, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 6.6, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

6.7 Notice of Disqualifying Disposition. If any Participant shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

6.8 Accelerated Vesting. Unless otherwise determined by the Committee and specified in the Award:

(a) if the Participant of an Option Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of such Participant’s death or Disability and all such Options shall be exercised within one (1) year of the date of death or Disability;

(b) if the Participant of an Option Award terminates Service on account of Retirement, the shares of Stock subject to the Option Award shall continue to vest in accordance with the terms of the Award and all such Options shall be exercised on the earlier of the end of the Exercise Period or;

(i) with respect to options unvested at the time of Retirement, prior to that date that is three (3) years from the date of vesting; and

(ii) with respect to options vested at the time of Retirement, prior to that date that is three (3) years from the date of Retirement.

(c) if a Change in Control occurs prior to the Vesting Date of an Option Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

6.9 Forfeiture for Competition and Solicitation. Notwithstanding anything in this Plan to the contrary, if Participant’s Service is terminated by reason of the Retirement of the Participant or for any reason other than death, Disability or Cause as defined in the applicable Award Agreement or the Plan, as applicable, the Participant shall forfeit his or her unexercised Options, whether vested or not vested, if and upon the occurrence of any of the following events (a “Forfeiture Event”): (a) Participant serves as a director or in a consultant or employment position for a Competitor; (b) Participant solicits, offers employment to, or takes any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company or any of its Subsidiary or Affiliate to terminate his or her employment with the Company or the Bank and accept employment or become affiliated with a Competitor; or (c) Participant solicits, provides any information, advice or recommendation or takes any other action intended, or that a reasonable person in like circumstances would expect, to have the effect of causing any customer of the Company or the Bank to terminate an existing relationship with the Company or the Bank or transfer any current business of the Company or the Bank to a Competitor.

SECTION 7.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) an Unrestricted Stock Award to any Participant pursuant to which such Participant may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Participant.

SECTION 8.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

SARs shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1 Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

8.2 Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

8.3 Exercisability and Term of SARs.

(a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b) Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

8.4 Exercise of SARs. Upon the exercise of a SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. The Award Agreement evidencing any SAR may provide for deferred payment in a lump sum or in installments. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of this Section 8, a SAR shall be considered exercised on the date on which the Company receives actual notice of exercise from the Participant.

8.5 No Deemed Exercise of SARs. If, on the date on which a SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall NOT automatically be deemed to be exercised as of such date with respect to such portion.

8.6 Effect of Termination of Service. A SAR shall be exercisable after a Participant’s termination of Service for such period(s) and/or extension period(s) as described for Options in Section 6.4 above, and as set forth in the Award Agreement evidencing such SAR.

8.7 Nontransferability of SARs. SARs may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or the Participant’s guardian or legal representative.

8.8 Accelerated Vesting. Unless otherwise determined by the Committee and specified in the Award, SAR’s vesting shall be accelerated as described for Options in Section 6.8 above.

SECTION 9.	TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

The Committee may from time to time grant Restricted Stock Awards upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.3. If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals (a “Performance-Based Restricted Stock Award”), the Committee shall follow procedures substantially equivalent to those set forth in Section 10.2 through 10.8. Restricted Stock Awards may be in the form of (a) Restricted Stock, which shall be evidenced by a Restricted Stock Agreement; (b) a Restricted Stock Unit, which shall be evidenced by a Restricted Stock Unit Agreement; or (c) a Performance-Based Restricted Stock Award, which shall be evidenced by a Performance-Based Restricted Stock Agreement. Each such Award Agreement shall specify the number of shares of Stock subject to and the other terms, conditions and restrictions of the Award, and shall be in such form as the Committee shall establish from time to time. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Restricted Stock Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply, as applicable, with and be subject to the following terms and conditions:

9.1 Purchase Price. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving Restricted Stock, Restricted Stock Units, or Performance-Based Restricted Stock.

9.2 Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may be made subject to vesting conditioned upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.3 (the “Vesting Conditions”), as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period (the “Restriction Period”) in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, hypothecated, assigned or otherwise disposed of other than pursuant to a Change in Control, or as provided in Section 9.7. A Restricted Stock Award shall vest and be exercisable within a period established by the Committee; provided, however, that Restricted Stock Awards to non-Directors shall become vested and exercisable ratably over a period of not fewer than three (3) years. Notwithstanding the foregoing, with respect to Performance-Based Restricted Stock Awards, vesting shall be as determined by the Committee as of the effective date of the grant of the Award. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

9.3 Voting Rights; Dividends. Except as provided in this section and Section 9.4, during the Restriction Period applicable to shares subject to a time-based Restricted Stock Award held by a Participant, the Participant shall have all of the rights of a shareholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if any such dividends or distributions are paid in shares of Stock, such shares shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which the dividends or distributions were paid. A Participant who is awarded a Restricted Stock Unit shall possess no incidents of ownership with respect to such a Restricted Stock Award; provided that the Award Agreement may provide for payments in lieu of dividends to such Participant. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

9.4 Effect of Termination of Service. The effect of the Participant’s termination of Service for any reason other than death, Disability or Retirement on any Restricted Stock Award shall be determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Restricted Stock Award.

9.5 Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant.

9.6 Accelerated Vesting. Unless otherwise determined by the Committee and specified in the Award:

(a) if the Participant of a Restricted Stock Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of such Participant’s death or Disability;

(b) if the Participant of a Restricted Stock Award terminates Service prior to the Vesting Date on account of Retirement, the shares of Stock subject to the Restricted Stock Award shall continue to vest in accordance with the terms of the Restricted Stock Award; and

(c) if a Change in Control occurs prior to the Vesting Date of a Restricted Stock Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

9.7 Forfeiture for Competition and Solicitation. Notwithstanding anything in this Plan to the contrary, if Participant’s Service is terminated by reason of the Retirement of the Participant or for any reason other than death, Disability or Cause as defined in the applicable Award Agreement or the Plan, as applicable, the Participant shall forfeit his or her unvested Restricted Stock, if and upon the occurrence of any of the following events (a “Forfeiture Event”): (a) Participant serves as a director or in a consultant or employment position for a Competitor; (b) Participant solicits, offers employment to, or takes any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company or any of its Subsidiary or Affiliate to terminate his or her employment with the Company or the Bank and accept employment or become affiliated with a Competitor; or (c) Participant solicits, provides any information, advice or recommendation or takes any other action intended, or that a reasonable person in like circumstances would expect, to have the effect of causing any customer of the Company or the Bank to terminate an existing relationship with the Company or the Bank or transfer any current business of the Company or the Bank to a Competitor.

SECTION 10.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS

The Committee may from time to time grant Performance Awards upon such conditions as the Committee shall determine. Performance Awards may be in the form of (a) Performance Shares, which shall be evidenced by a Performance Share Agreement; (b) Performance Units, which shall be evidenced by a Performance Unit Agreement; or (c) Performance-Based Restricted Stock, which shall be evidenced by a Performance-Based Restricted Stock Agreement. Each such Award Agreement shall specify the number of Performance Shares, Performance Units or Performance-Based Restricted Stock subject thereto, the method of computing the value of each Performance Share or Performance Unit, the Performance Goals and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award, and shall be in such form as the Committee shall establish from time to time. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which Award Agreement may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1 Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of a share of Stock on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of One Hundred Dollars ($100). The final value payable to the Participant in settlement of a Performance Award will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.2 Granting Performance-Based Restricted Stock Awards. Performance-Based Restricted Stock Awards granted under the Plan shall be evidenced by one or more certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Performance-Based Restricted Stock. The Company may either issue shares of Stock subject to such restrictive legends and/or stop-transfer instructions as it deems appropriate or provide for retention of physical possession of such certificates during the Performance Period in which case each Participant granted such Performance-Based Restricted Stock Award shall deliver a stock power to the Company, endorsed in blank, relating to the Performance-Based Restricted Stock, during the period when the Performance-Based Restricted Stock is nontransferable and/or subject to a risk of forfeiture, at the end of which period certificates evidencing such Performance-Based Restricted Stock shall be delivered to the Participant. From the Effective Date of the Performance-Based Restricted Stock Award through the date certificates issued by the Committee evidencing such Restricted Stock are delivered to the Participant, the Participant shall have all rights of a stockholder with respect to such shares, including but not limited to the right to receive all dividends and other distributions paid with respect thereto and to vote (in person or by proxy) such shares at any meeting of the stockholders of the Company; provided, that any dividend or distribution paid with respect to a Performance-Based Restricted Stock Award shall be treated for all purposes of the Plan as if it were part of the Performance-Based Restricted Stock Award, and any dividend that is not payable in cash shall also be subject to the same restrictions on transferability and other restrictions as the Restricted Stock with respect to which it is paid.

10.3 Establishment of Performance Goals and Performance Period. The Committee shall establish in writing the Performance Period applicable to each Performance Award and one or more performance goals (“Performance Goals”) which, when measured at the end of the Performance Period, shall determine the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to “performance-based compensation,” the Committee shall establish the Performance Goals applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals shall not be changed during the Performance Period.

10.4 Measurement of Performance Goals. For purposes of the Plan, the Performance Goals shall be determined by the Committee, according to criteria established by the Committee. If and to the extent that the Committee determines that an Award to be granted to a Participant who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such award shall be contingent upon achievement of pre-established Performance Goals based on any one or more of the following criteria: (a) earnings or earnings per share, (b) return on equity, (c) return on assets, (d) revenues, (e) expenses or reductions in cost, (f) one or more operating ratios, (g) stock price, (h) shareholder return, (i) market share, (j) asset growth, (k) loan growth, (l) deposit growth and/or core deposit growth, (m) non-interest income; (n) charge-offs, (o) credit quality, (p) reductions in non-performing assets, (q) economic value added models or equivalent metrics, (r) productivity ratios; (s) customer satisfaction measures and (t) the accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions. The Performance Goals selected in any case need not be applicable across the Company, but may be particular to an individual’s function or business unit. The Committee shall determine whether such Performance Goals are attained and such determination shall be final and conclusive. In the event that the Performance Goals are not met, the Performance Award shall be forfeited and transferred to, and reacquired by, the Company at no cost to the Company.

The Committee may impose such other restrictions and conditions (in addition to the performance-based restrictions described above) on any Performance Award as the Committee deems appropriate and may waive any such additional restrictions and conditions, so long as such waiver does not waive any restriction described in the previous paragraph. Nothing herein shall limit the Committee’s ability to reduce the amount payable under an Award upon the attainment of the Performance Goal(s), provided, however, that the Committee shall have no right under any circumstance to increase the amount payable under, or waive compliance with, any applicable Performance Goal(s).

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) litigation or claim judgments or settlements; (b) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (c) any reorganization and restructuring programs; (d) extraordinary nonrecurring items as described under generally accepted accounting principles and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; and (e) acquisitions or divestitures. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) for deductibility.

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Goals without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) and base vesting on Performance Goals other than those set forth in this Section 10.4.

10.5 Determination of Final Value and Certification of Attainment of Performance Goals. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final values of the Award earned by the Participant and to be paid/delivered upon its settlement in accordance with the terms of the Award Agreement. No Awards will be paid for such Performance Period until such certification is made by the Committee. The Committee may rely on others as the basis for its certification, so long as such reliance is reasonable under the circumstances. The Committee shall have no discretion to increase the value of an Award payable upon its settlement in excess of the amount called for by the terms of the Award Agreement on the basis of the degree of attainment of the Performance Goals as certified by the Committee. However, notwithstanding the attainment of any Performance Goal, if permitted under a Participant’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of a Performance Award that would otherwise be delivered upon its settlement. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award. As soon as practicable following the Committee’s certification, the Company shall notify the Participant of the determination of the Committee.

10.6 Dividend Equivalents. In its discretion, the Committee may provide in the Award Agreement evidencing any Performance-Based Restricted Stock Award or Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance-Based Restricted Stock or Performance Shares are settled or forfeited. Dividend Equivalents, if granted must be accumulated and paid to the extent that the Performance-Based Restricted Stock or Performance Shares become nonforfeitable. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Shares as provided in Section 10.7. Dividend Equivalents shall not be paid with respect to Performance Units.

10.7 Payment in Settlement of Performance Awards. Payment of the final value of a Performance Award earned by a Participant as determined following the completion of the applicable Performance Period pursuant to Sections 10.5 and 10.6 may be made in cash, shares of Stock, or a combination thereof as determined by the Committee. If payment is made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock on the settlement date. Payment may be made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or a reasonable rate of interest within the meaning of Code Section 162(m).

10.8 Restrictions Applicable to Payment in Shares. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 9.4. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Performance-Based Restricted Stock Agreement and shall be subject to the provisions of Sections 9.4 through 9.7 above.

10.9 Effect of Termination of Service. The effect of the Participant’s termination of Service on any Performance Award shall be determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Performance Award.

10.10 Nontransferability of Performance Awards. Performance Awards may not be sold, exchanged, transferred, pledged, hypothecated, assigned, or otherwise disposed of other than by will or by the laws of descent and distribution until the completion of the applicable Performance Period. All rights with respect to Performance Shares and Performance Units granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant.

10.11 Status of Performance Awards under Section 162(m). It is the intent of the Company that Awards under this Section 10 granted to persons who are designated by the Committee as likely to be Covered Employees shall, if so designated by the Committee, constitute “qualified performance -based compensation” within the meaning of Section 162(m) and regulations thereunder. Accordingly, the terms of Section 10, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

10.12 Accelerated Vesting. Unless otherwise determined by the Committee and specified in the Award, if a Change in Control occurs prior to the end of the Performance Period of a Performance Award that is outstanding on the date of the Change in Control, the Award shall be paid out assuming the Performance Goals were achieved upon the Change in Control.

10.13 Forfeiture for Competition and Solicitation. Notwithstanding anything in this Plan to the contrary, if Participant’s Service is terminated by reason of the Retirement of the Participant or for any reason other than death, Disability or Cause as defined in the applicable Award Agreement or the Plan, as applicable, the Participant shall forfeit his or her Performance Award, whether the Performance Period has ended or not, if and upon the occurrence of any of the following events (a “Forfeiture Event”): (a) Participant serves as a director or in a consultant or employment position for a Competitor; (b) Participant solicits, offers employment to, or takes any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company or any of its Subsidiary or Affiliate to terminate his or her employment with the Company or the Bank and accept employment or become affiliated with a Competitor; or (c) Participant solicits, provides any information, advice or recommendation or takes any other action intended, or that a reasonable person in like circumstances would expect, to have the effect of causing any customer of the Company or the Bank to terminate an existing relationship with the Company or the Bank or transfer any current business of the Company or the Bank to a Competitor.

SECTION 11.	OTHER STOCK-BASED AWARDS

The Committee shall have authority to grant to eligible Employees an “Other Stock-Based Award,” which shall consist of any right that is an Award of Stock or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock (including, without limitation, securities convertible into Stock), as deemed by the Committee to be consistent with the purposes of the Plan, other than an Award described in Sections 6 through 10 above.

SECTION 12.	PARACHUTE PAYMENTS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate of the Company, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Restricted Stock Unit, Performance-Based Restricted Stock, Performance Share or Performance Unit held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (b) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (b) of the preceding sentence, then the Participant shall have the right, in the Participant’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment; provided, however, that in order to comply with Code Section 409A, the reduction or elimination will be performed in the order in which each dollar of value subject to an award reduces the Parachute Payment to the greatest extent.

SECTION 13.	TAX WITHHOLDING

13.1 Tax Withholding in General. The Company shall have the right to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

13.2 Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

SECTION 14.	COMPLIANCE WITH SECURITIES LAW

14.1 General. The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

14.2 Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with applicable requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

SECTION 15.	CHANGES IN THE COMPANY’S CAPITAL STRUCTURE

15.1 Adjustments for Changes in Capital Structure. If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan, including, without limitation, the limits set forth in Sections 5.5, shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Participant immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate exercise price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR as applicable, but shall include a corresponding proportionate adjustment in the exercise price per share for such Option or SAR. The Committee may unilaterally amend the outstanding Awards to reflect the adjustments contemplated by this Section 15.1. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (a) the number and kind of shares subject to outstanding Awards and/or (b) the exercise price of outstanding Options or SARs to reflect such distribution. Notwithstanding the foregoing, in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to such Award.

15.2 Adjustments. Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee shall determine the effect of a Change in Control upon Awards other than Options, SARs, Restricted Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Committee may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Participant, for different provisions to apply to an Award in place of those described in Sections 15.1. This Section 15 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a Change in Control.

15.3 No Limitations on Company. The existence of outstanding Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize, without limitation, any or all adjustments, reclassifications, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

15.4 Clawback Provision. Notwithstanding any provision in the Plan to the contrary, any “incentive- based compensation” within the meaning of Section 10D of the Exchange Act will be subject to claw-back by the Company in the manner required by Section 10D(b)(2) of the Exchange Act, as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

SECTION 16.	STANDARD FORMS OF AWARD AGREEMENT

16.1 Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.

16.2 Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

SECTION 17.	MISCELLANEOUS PROVISIONS

17.1 Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common shareholders.

17.2 Rights as Employee, Advisory Director or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Director or Advisory Director, or interfere with or limit in any way the right of a Participating Company to terminate the Participant’s Service at any time.

17.3 Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 15 or another provision of the Plan.

17.4 Beneficiary Designation. Each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation shall be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

17.5 Unfunded Obligation. Any amounts payable to Participants pursuant to the Plan shall be unfunded obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

17.6 Code Section 409A. The Committee intends to comply with Code Section 409A of the Code, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Committee determines that a Participant would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Participant.

17.7 Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases. For point of clarity, the Company’s 2006 Stock Incentive Award Plan is not affected by this Plan.

17.8 Captions. The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

17.9 Other Provisions. Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

17.10 Number and Gender. With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

17.11 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.12 Governing Law. The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Connecticut, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

SECTION 18.	TERMINATION OR AMENDMENT OF PLAN

The Committee may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s shareholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 15), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s shareholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

SECTION 19.	EFFECTIVE DATE AND DURATION OF PLAN

The Plan shall become effective upon the later of the approval of the Plan by the Board and the approval of the Plan by the shareholders of the Company in accordance with applicable laws and regulations. No Award may be granted under the Plan after the tenth (10th) anniversary of the Effective Date. The Plan shall terminate when the total amount of the Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidence Awards granted under the Plan have lapsed.

IN WITNESS WHEREOF, the Company has caused this Rockville Financial, Inc. 2012 Stock Incentive Plan to be executed by its duly authorized officer as of the 15th day of February, 2012.

ROCKVILLE FINANCIAL, INC.

By:	/s/ John T. Lund
Name:	John T. Lund
Title:	Executive Vice President/ Chief Financial Officer

Attest:

/s/ Judy Keppner Clark
Secretary

z			{
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY ROCKVILLE FINANCIAL, INC.

ANNUAL MEETING OF SHAREHOLDERS ON

MAY 17, 2012

The undersigned being a shareholder of Rockville Financial, Inc. hereby appoints Raymond H. Lefurge, Jr., David A. Engelson and Rosemarie Novello Papa or each of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the 2012 Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on May 17, 2012, at Maneeley’s Banquet Facility, 65 Rye Street, South Windsor, Connecticut 06074, and at any adjournments thereof. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

		For	With- hold
1.	Election of one Director for a four year term: Michael A. Bars	☐	☐
		For	Against	Abstain
2.	Approval of the Rockville Financial, Inc. 2012 Stock Incentive Plan.	☐	☐	☐
		For	Against	Abstain
3.	Ratification of the appointment of Wolf & Company P.C. as independent auditors for the current year.	☐	☐	☐

	MARK HERE IF YOU PLAN TO ATTEND THE MEETING.			☐

The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

This proxy will be voted as directed or, if no direction is given, will be voted “FOR” the nominee under Proposal 1, “FOR” the approval of the Rockville Financial, Inc. 2012 Stock Incentive Plan in Proposal 2, “FOR” the ratification of Rockville Financial, Inc.’s appointment of independent auditors in Proposal 3; and in accordance with the determination of a majority of the Board of Directors as to any other matters. If the proxy is not marked to withhold authority to vote for the nominee, it will be voted FOR the nominee.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope. Please check your mailing address as it appears on the Revocable Proxy. If it is inaccurate, please include your correct address below.

x	y

¿ Detach above card, sign, date and mail in postage paid envelope provided. ¿ ROCKVILLE FINANCIAL, INC.

PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 17, 2012. The proxy statement, the 2011 Annual Report to Shareholders and the form of proxy are available at http://www.cfpproxy.com/6979.	6979